UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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PHH CORPORATION
(Name of Registrant as Specified In Its Charter)
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April 20, 2015

Dear Fellow Stockholder:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation (the "Company"), which will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Thursday, May 21, 2015, at 10:00 a.m., local time. At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2015 Annual Meeting.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

        Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

        Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely,

Glen A. Messina President and Chief Executive Officer

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

NOTICE OF 2015 ANNUAL MEETING

To Our Stockholders:

        The 2015 Annual Meeting of Stockholders of PHH Corporation (the "Company") will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Thursday, May 21, 2015, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

          1.     To elect nine directors, each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

          2.     To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015;

          3.     To conduct an advisory vote to approve the compensation of our named executive officers; and

          4.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 27, 2015 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary

April 20, 2015

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015.

THIS NOTICE OF 2015 ANNUAL MEETING, PROXY STATEMENT AND 2014 ANNUAL REPORT
IS AVAILABLE ON THE INTERNET AT:
http://www.proxyvote.com

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

PROXY STATEMENT FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2015 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Thursday, May 21, 2015, at 10:00 a.m., local time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in the accompanying Notice of 2015 Annual Meeting.

        This Proxy Statement and the other proxy materials are being mailed to stockholders and are first being made available via the Internet on or about April 20, 2015. If a stockholder executes and returns the enclosed proxy card or vote instruction form or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke their proxy at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. EDT on Wednesday, May 20, 2015, in accordance with the instructions on the enclosed proxy card or vote instruction form. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired.

        Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

        Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Annual Meeting will be voted as indicated on the proxy card or vote instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

        (1)   Proposal 1:    FOR, the election of each of Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the "Director Election Proposal");

        (2)   Proposal 2:    FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (the "Ratification of Auditors Proposal");

        (3)   Proposal 3:    FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the "Say on Pay Vote"); and

        (4)   At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE DIRECTOR ELECTION PROPOSAL, "FOR" THE RATIFICATION OF AUDITORS PROPOSAL, AND "FOR" THE SAY ON PAY VOTE.

GENERAL INFORMATION ABOUT THE 2015 ANNUAL MEETING

Why am I receiving these proxy materials?

        You are receiving these proxy materials because our Board of Directors (the "Board") is soliciting your proxy to cast your vote at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation, a Maryland corporation ("we," "our," "us," "PHH" or the "Company"), and any adjournment or postponement of the Annual Meeting. This Proxy Statement, the accompanying Notice of 2015 Annual Meeting, our Annual Report on Form 10- K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission (the "SEC") on February 27, 2015 (the "2014 Annual Report"), and the enclosed proxy card or vote instruction form for those stockholders that have been sent printed copies of our proxy materials are being mailed to stockholders or are first being made available to stockholders via the Internet on or about April 20, 2015.

When and where is the Annual Meeting going to be held?

        The Annual Meeting will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Thursday, May 21, 2015, at 10:00 a.m., local time. Registration and seating will begin at 9:00 a.m., local time.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will vote on the matters described in the accompanying Notice of 2015 Annual Meeting and this Proxy Statement. The only matters expected to be voted upon at the Annual Meeting are (1) the Director Election Proposal, (2) the Ratification of Auditors Proposal and (3) the Say on Pay Vote.

What are the Board's recommendations for how I should vote my shares?

        The Board recommends that you vote your shares as follows:

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  Proposal 1:    FOR, the election of each of Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

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  Proposal 2:    FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

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  Proposal 3:    FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

Who can attend the Annual Meeting?

        Only stockholders of record as of the close of business on March 27, 2015, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Please note that, if you hold your shares in "street name" (that is, through a bank, broker or other nominee), you must bring either a copy of the vote instruction form provided by your bank, broker or other nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date.

        Cameras and video recording devices will not be permitted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, our principal place of business, and ending on the date of the Annual Meeting.

Do I need an admission ticket to attend the Annual Meeting?

        Yes. Attendance at the Annual Meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in "street name," or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of PHH Corporation common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

How many votes must be present at the Annual Meeting to constitute a quorum?

        Stockholders holding a majority of the issued and outstanding shares of our common stock entitled to vote as of the record date, March 27, 2015, must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. As of the record date, there were 51,229,004 shares of our common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the Annual Meeting will be treated as present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes can be cast by all stockholders?

        51,229,004 votes may be cast at the Annual Meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of our common stock vote together as a single class.

What vote is needed for each of the proposals to be adopted?

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  Proposal 1—Director Election Proposal: Directors are elected by a plurality of all of the votes cast by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Accordingly, the nine candidates with the highest number of "FOR" votes will be elected, subject to our majority vote standard for directors in uncontested elections as set forth in our Corporate Governance Guidelines and described below. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast for the election of directors and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for purposes of determining whether a quorum is present at the meeting.

    Under our Corporate Governance Guidelines, a director that fails to receive more votes cast "for" than "against" his or her election or re-election is expected to tender his or her resignation from the Board and, within 90 days following certification of the stockholder vote, the Corporate Governance Committee of the Board is required to determine whether to accept the director's resignation and to submit such recommendation for prompt consideration by the Board. Under our

    Corporate Governance Guidelines, the Board is required to act on any such recommendation from the Corporate Governance Committee and the Board shall nominate for election or re-election as director only candidates who agree to tender, promptly following such person's failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation.

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  Proposal 2—Ratification of Auditors Proposal: Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote.

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  Proposal 3—Say on Pay Vote: Approval of the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K requires the affirmative vote of a majority of all of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast on the proposal and will have no effect on the outcome of the vote. Although the Say on Pay Vote is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

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  Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast on the proposal and will have no effect on the outcome of the vote.

What is a broker non-vote?

        Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of the New York Stock Exchange (the "NYSE"), a nominee does not have discretionary voting power with respect to "non- routine" matters.

        "Non-routine" matters under the NYSE's rules include director elections, whether contested or uncontested, and votes concerning executive compensation and certain corporate governance proposals. As a result, your bank, broker or other nominee may only vote your shares on "non-routine" matters if you have provided your bank, broker or other nominee with specific voting instructions.

        Thus, if your shares are held in "street name" and you do not provide instructions as to how your shares are to be voted on "non-routine" matters, your bank, broker or other nominee will not be able to vote your shares on your behalf and your shares will be reported as "broker non-votes." For matters that are still considered "routine" under the NYSE's rules (e.g., ratification of auditors), your bank, broker or other nominee may continue to exercise discretionary voting authority and may vote your shares on your behalf for such routine matters even if you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted on such routine matters.

        We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should vote your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

How do I vote?

        You can vote in person or by valid proxy received by telephone, via the Internet or by mail. We urge you to vote by doing one of the following:

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  Vote by Telephone:  You can vote your shares by calling the toll-free number indicated on your proxy card using a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone.

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  Vote by Internet:  You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is also available 24 hours per day. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote via the Internet.

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  Vote by Mail:  If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before May 20, 2015.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on May 20, 2015.

Can I change my vote?

        Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. If you have shares held by a bank, broker or other nominee or in "street name," you may change your vote by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Could other matters be decided at the Annual Meeting?

        The Board does not intend to bring any matter before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

What if I vote for some but not all of the proposals?

        Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this Proxy Statement, including the

Director Election Proposal, the Ratification of Auditors Proposal, and the Say on Pay Vote will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted:

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  FOR the Director Election Proposal;

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  FOR the Ratification of Auditors Proposal;

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  FOR the Say on Pay Vote; and

  •
  At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed "routine" by the NYSE or may not vote your shares. For any matters deemed "non-routine" by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the Annual Meeting in accordance with your desires.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies on behalf of our Board. Our directors, officers and employees may solicit proxies on our behalf in person or by telephone, facsimile or electronically through the Internet, as described above. We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to assist us in the distribution and solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Who will count and certify the vote?

        Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Annual Meeting.

How can I access the proxy materials and 2014 Annual Report electronically?

        Copies of the Notice of 2015 Annual Meeting, Proxy Statement and 2014 Annual Report, as well as other materials filed by us with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you vote by telephone or via the Internet.

        Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Ethics & Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters of each standing committee of our Board, including our Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee and Finance, Compliance & Risk Management Committee are also available without charge to stockholders on our corporate website at www.phh.com under the heading "Investors—Corporate Governance" or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

PROPOSAL 1—DIRECTOR ELECTION PROPOSAL

        The Board has nominated for election as directors at the Annual Meeting Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Shares of our common stock represented by duly authorized proxies will be voted FOR the foregoing nominees or any substitute nominee or nominees designated by the Board if, prior to the Annual Meeting, any nominee should become unable to serve, unless the Board determines to reduce the total number of directors in accordance with our Articles of Amendment and Restatement, as amended through June 12, 2013, and Amended and Restated By-Laws, as amended through December 5, 2013 (the "By-Laws").

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD. UNLESS MARKED TO THE CONTRARY, VALID PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD.

BOARD OF DIRECTORS

        During 2014, our Board held twenty-three meetings. Each incumbent director and director nominee attended at least 75% of the meetings held by the Board during the period in which each such director served as a member of the Board. All directors are expected to attend Board meetings, meetings of the Committees upon which they serve and meetings of our stockholders absent exceptional cause. All of our directors that were serving as directors on May 22, 2014, attended the 2014 Annual Meeting of Stockholders held on May 22, 2014.

Nominees to Serve as Directors—Term Expires in 2016

        Jane D. Carlin, 59, has served as a director since September 27, 2012. Ms. Carlin currently serves as President of Jane Carlin Consulting, LLC and in the first quarter of 2015 was appointed as a director of iShares Inc. and iShares Trust. Ms. Carlin recently served as a director of Astoria Financial Corporation and its wholly owned subsidiary, Astoria Bank, from January 2014 until February 2015. Ms. Carlin previously served as a Managing Director and Global Head of Operational Risk, Business Continuity Planning, Information Security and New Product Approvals of the Morgan Stanley Group from 2006 until 2012. Ms. Carlin also served as Chairperson of the Financial Services Sector Coordinating Counsel for Critical Infrastructure Protection and Homeland Security from 2010 until 2012 and as Vice Chair from 2009 until 2010. From 2003 to 2006, she was with Credit Suisse Group as Managing Director and Global Head of Credit Suisse's Operational Risk Oversight Department. From 1987 until 2003, Ms. Carlin held a series of progressively responsible positions at the Morgan Stanley Group, including Managing Director, Deputy General Counsel and Head of Legal for Global Sales and Trading. Ms. Carlin's investment banking and financial services industry experience led to a conclusion that it is appropriate that she be nominated to stand for re-election as a director.

        James O. Egan, 66, serves as our Non-Executive Chairman of the Board and has served as a director since March 30, 2009. Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner-in-charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996. Mr. Egan possesses over forty years of business experience involving companies of varying sizes from start-ups to Fortune 500 public companies operating across numerous industries, including twenty-five years of public accounting experience having served as lead audit partner involved in the audits of annual financial statements of numerous public companies. He also has ten years of private equity experience working with portfolio companies in the US and Europe to create shareholder value. Mr. Egan also currently serves as a director of New York & Company, Inc. Mr. Egan's broad business, strategic, operational, financial, M&A and private equity experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Thomas P. Gibbons, 58, has served as a director since July 1, 2011. Mr. Gibbons currently serves as a Vice Chairman and Chief Financial Officer of The Bank of New York Mellon Corporation and BNY Mellon, N.A. Mr. Gibbons served as Chief Risk Officer of BNY Mellon from July 2007 to July 2008. Prior to the merger of The Bank of New York with Mellon Financial Corporation, Mr. Gibbons served as Senior Executive Vice President and Chief Financial Officer of The Bank of New York Company, Inc. from September 2006 until June 2007, and in various other capacities at The Bank of New York Company, Inc. since 1986. Mr. Gibbons currently serves on the Board of Managers of ConvergEx Holdings, LLC and is on the advisory board of Wake Forest University's Business School. Mr. Gibbons' senior financial management and leadership experience in the financial services industry led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Allan Z. Loren, 76, has served as a director since June 10, 2009. Mr. Loren currently serves as an Executive Coach to chief executive officers. He served as both Chairman and Chief Executive Officer of Dun & Bradstreet from 2000 through 2004 and as Chairman in 2005. Prior to joining Dun & Bradstreet, he served as Executive Vice President and Chief Information Officer of American Express from 1994 to 2000, as President and Chief Executive Officer of Galileo International from 1991 to 1994, as President of Apple Computer USA from 1988 to 1990, and as Chief Information Officer of Apple Computer from 1987 to 1988. Mr. Loren was also the Chief Administrative Officer and Chief Information Officer of Cigna from 1979 to 1987 and 1971 to 1987, respectively. He currently serves as a trustee on the Board of Trustees of Queens College, City University of New York. Mr. Loren previously served on the board of directors of Iron Mountain Inc., Fair Isaac Corporation, Hershey Foods, Reynolds & Reynolds, U.S. Cellular, and Venator Group (currently known as Foot Locker, Inc.). Mr. Loren's operational, technological, executive coaching and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director. In accordance with our Corporate Governance Guidelines, the Corporate Governance Committee of the Board has determined to waive the mandatory retirement age policy for Mr. Loren which would have otherwise required Mr. Loren to retire from the Board due to his age.

        Glen A. Messina, 53, has served as a director and as President and Chief Executive Officer since January 3, 2012. Mr. Messina served as our Chief Operating Officer from July 2011 to December 2011. Prior to joining PHH, Mr. Messina spent 17 years at General Electric Company ("GE") most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business, from 2008 until July 2011. Previously, Mr. Messina served as Chief Financial Officer of GE Water and Process Technologies from 2007 to 2008 and Chief Financial Officer of GE Equipment Services from 2002 to 2007. Prior thereto, Mr. Messina served in various other senior level positions at GE including, at GE Capital Mortgage Corporation, Chief Executive Officer from 1998 to 2000 and Chief Financial Officer from 1996 to 1998. Mr. Messina's position as our President and Chief Executive Officer and his operational and leadership experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Gregory J. Parseghian, 54, has served as a director since June 10, 2009. Mr. Parseghian is currently a private investor. He has substantial experience in the financial and mortgage industries, having served in executive positions at First Boston Corp., BlackRock Financial Management, Salomon Brothers and Freddie Mac from 1982 through 2003. In 1996, Mr. Parseghian became Chief Investment Officer of Freddie Mac and served in that position until June 2003 at which time he was promoted by Freddie Mac's board of directors to serve as Chief Executive Officer until December 2003. He previously served on the board of directors of the Armenian Church Endowment Fund and The Langley School, both of which are non-profit organizations, and Everquest Financial, Ltd., a specialty finance holding company. Mr. Parseghian has had over twenty-five years of progressively increasing responsibility in the areas of investment banking, investment management and risk management. His background includes substantial involvement in the analysis, securitization and management of mortgage-backed securities. Mr. Parseghian's mortgage industry and risk management experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Charles P. Pizzi, 64, has served as a director since January 26, 2012. Mr. Pizzi was a member of the Board of Directors of the Federal Reserve Bank of Philadelphia from 2006 through 2011 and served as its Chairman from 2010 through 2011. He served as the President and Chief Executive Officer of Tasty Baking Company from 2002 until its merger with Flowers Foods, Inc. in 2011. From 1989 to 2002, Mr. Pizzi was the President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce. Mr. Pizzi currently serves on the boards of Brandywine Realty Trust, AlliedBarton Security Services LLC, Independence Blue Cross, Pennsylvania Real Estate Investment Trust, FS Energy & Power Fund and FS

Global Credit Opportunities Fund. Mr. Pizzi holds a B.S. in Business Administration from LaSalle University and an M.S. from the University of Pennsylvania. Mr. Pizzi's operational and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Deborah M. Reif, 62, has served as a director since April 1, 2010. Ms. Reif served most recently as Chief Executive Officer and President of the Equipment Services division of General Electric Company, a global transportation equipment enterprise, from 2006 through 2009 with responsibility for a global operating lease portfolio and a supply chain service strategy. From 2005 to 2006, Ms. Reif served as President of Digital Media of NBC Universal where she led the transformation of that operation to a digital business model. Prior to that, Ms. Reif served as Executive Vice President of Financial Structuring for NBC Universal where she led the assessment and restructuring of the Universal Theme Park portfolio from 2004 through 2005. From 2001 through 2004, she served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company and earlier in her career, in various risk roles of increasing scope and importance with GE Capital from 1971 through 2001. Ms. Reif's financial, risk management and relevant operational experience and leadership roles within a large, publicly-traded global enterprise led to a conclusion that it is appropriate that she be nominated to stand for re-election as a director.

        Carroll R. Wetzel, Jr., 71, has served as a director since January 1, 2010. Mr. Wetzel also serves as a director of Exide Technologies, Inc. He previously served as Vice Chairman and lead director at Arch Wireless from 2001 through 2002; as non-executive Chairman of the Board of Directors of Safety Components International from 2000-2005; as a director of Laidlaw International, Inc. from 2004 to 2007; as a director of Brink's Home Security Holdings, Inc. from 2008-2010; and as a director of The Brink's Company during 2008. Before that, he spent approximately 20 years working in investment banking and corporate finance. From 1988 to 1996, Mr. Wetzel served as head of the Merger and Acquisition Group at Chemical Bank and following its merger with Chase Manhattan Bank, as co-head of the Merger and Acquisition Group, and also previously served as a corporate finance officer at Dillon Read & Co., Inc. and Smith Barney. Mr. Wetzel's investment banking and financial services industry experience and his past service as a member of several other public company boards led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

Independence of the Board of Directors

        Under the rules of the NYSE and the SEC, our Board is required to affirmatively determine which directors are independent and to disclose such determination in our annual report to stockholders and in our proxy statement for each annual meeting of stockholders. Our Board has reviewed each director's relationships with us in conjunction with our previously adopted categorical Independence Standards for Directors (the "Independence Standards") and Section 303A of the NYSE's Listed Company Manual (the "NYSE Listing Standards"). A copy of our categorical Independence Standards is available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance." A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. Based on the Board's review, our Board has affirmatively determined that each of our current non-employee directors and director nominees is independent within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has also determined that Mr. Messina, who serves as a director and our Chief Executive Officer, is not an independent director. Accordingly, 89% of our current incumbent directors, who also constitute our director nominees standing for election at the Annual Meeting, are independent, representing more than two-thirds of our directors as required by our Corporate Governance Guidelines.

COMMITTEES OF THE BOARD

        The Board has a standing Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee and Finance, Compliance & Risk Management Committee. As more fully discussed below, effective January 1, 2015, the Regulatory Oversight Committee of the Board was dissolved and its functions were assumed by the Finance, Compliance & Risk Management Committee (which, prior to January 1, 2015, was known as the Finance and Risk Management Committee). Each committee consists solely of directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and our Independence Standards. Each committee operates pursuant to a written charter and a copy of each committee's charter is available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance." A copy of each committee's charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Audit Committee

        The Audit Committee assists our Board in the oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, the performance of our independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee also oversees our corporate accounting and reporting practices by:

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  meeting with our financial management and independent registered public accounting firm to review and discuss our financial statements, quarterly earnings releases and financial data, and internal controls over financial reporting;

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  appointing and pre-approving all services provided by the independent registered public accounting firm that will audit our financial statements;

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  reviewing the internal audit plan; and

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  reviewing the scope, procedures and results of our audits.

        The Audit Committee is currently comprised of Ms. Carlin and Messrs. Egan, Gibbons, Parseghian and Wetzel (Chair). Our Board has determined that Messrs. Egan and Gibbons qualify as "audit committee financial experts" within the meaning of applicable SEC rules and are independent directors under the Independence Standards and the NYSE Listing Standards. During 2014, the Audit Committee met thirteen times and each incumbent member of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the period in which each such member served as a member of the Audit Committee.

Human Capital and Compensation Committee

        The Human Capital and Compensation Committee (the "HC&CC") determines and approves all elements of compensation for our senior management and our Chief Executive Officer (whose compensation is further subject to final approval by the Board), reviews and approves our compensation strategy, including the elements of total compensation for senior management, reviews and approves the annual bonus and long-term bonus incentive plans, and reviews and grants equity awards for our employees. The HC&CC also assists us in reviewing and approving our management's succession planning for the Management Operating Committee and our stated compensation philosophy and strategy for all employees, and developing compensation and benefit strategies to attract, develop and retain qualified employees. See "Executive Compensation" for additional information regarding the process for the determination and consideration of executive compensation. The HC&CC is also responsible for reviewing and recommending to the Board the compensation of our non-employee directors.

        The HC&CC is currently comprised of Ms. Reif (Chair) and Messrs. Egan, Pizzi and Wetzel. During 2014, the HC&CC met eighteen times and each incumbent member of the HC&CC attended at least 75% of the meetings held by the HC&CC during the period in which each such member served as a member of the HC&CC.

Corporate Governance Committee

        The Corporate Governance Committee's responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising our Corporate Governance Guidelines, Code of Business Ethics & Conduct, and Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board for each annual meeting (see "Corporate Governance—Nomination Process and Qualifications for Director Nominees" below), evaluates the composition, organization and governance of our Board and its committees, and develops and recommends corporate governance principles and policies applicable to us.

        The Corporate Governance Committee is currently comprised of Ms. Reif and Messrs. Egan, Loren and Pizzi (Chair). During 2014, the Corporate Governance Committee met seven times and each incumbent member of the Corporate Governance Committee attended at least 75% of the meetings held by the Corporate Governance Committee during the period in which each such member served as a member of the Corporate Governance Committee.

Finance, Compliance & Risk Management Committee

        Effective January 1, 2015, the Board elected to consolidate the Finance and Risk Management Committee and the Regulatory Oversight Committee into the Finance, Compliance & Risk Management Committee, which performs all functions that were previously performed by the two separate committees. The Finance, Compliance & Risk Management Committee assists our Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, and with the identification, review and reporting of significant issues with respect to our compliance management system, as well as the existence, operation and effectiveness of our risk management programs, policies and practices. Such committee also assists the Board, the Audit Committee and other Board Committees, as determined by the Board from time to time, with the oversight of any significant regulatory or compliance matter in which our regulators have requested or expect direct Board oversight.

        The Finance, Compliance & Risk Management Committee is currently comprised of Messrs. Parseghian and Gibbons and Mses. Carlin and Reif, all of whom served on the Finance and Risk Management Committee immediately prior to the above-described committee consolidation. Ms. Carlin and Mr. Parseghian also served on the Regulatory Oversight Committee immediately prior to such consolidation. The Finance, Compliance & Risk Management Committee is co-chaired by Ms. Carlin (the prior chair of the Regulatory Oversight Committee) and Mr. Parseghian (the prior chair of the Finance and Risk Management Committee). During 2014, the Finance and Risk Management Committee met ten times and the Regulatory Oversight Committee met seven times, and each incumbent member of the Finance and Risk Management Committee and the Regulatory Oversight Committee attended at least 75% of the meetings held by the applicable committee during the period in which each such member served as a member of such committee.

CORPORATE GOVERNANCE

Board of Directors' Role in Risk Oversight

        Our business and affairs are managed under the direction of the Board in accordance with our By-Laws. The role of the Board is one of oversight, including as to matters relating to risk management. Our management is responsible for managing our day-to-day operations and affairs, including the development and implementation of systems and processes to identify and monitor our risks and policies and procedures to ensure that risks undertaken by us are consistent with our business objectives and risk tolerances. To assist it in fulfilling its oversight function, the Board has established four standing committees comprised of the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance Committee and the Finance, Compliance & Risk Management Committee. Each standing committee regularly reports to the Board and is responsible for oversight in connection with actions taken by such committee consistent with the exercise of fiduciary duties by the directors serving on such committee. Our risk management process is intended to ensure that our risks are undertaken knowingly and purposefully.

        As noted above, a primary purpose of the Finance, Compliance & Risk Management Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices, among other things. The Finance, Compliance & Risk Management Committee regularly discusses with our management, including, among others, our Chief Executive Officer, Chief Financial Officer, Chief Risk and Compliance Officer and Treasurer, the risks we face and management's plans and initiatives undertaken to mitigate such risks.

        The Audit Committee charter provides that the Audit Committee is responsible for discussing our guidelines and policies governing the process by which we undertake risk assessment and risk management, including our major financial risk exposures and the steps our management has taken to monitor and control such exposures. Further, as part of our periodic reporting process, management reviews with the Audit Committee our disclosure process and the disclosures contained in our periodic reports filed with the SEC, including disclosure concerning our risk factors.

        The Human Capital and Compensation Committee has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us as described in more detail below under "Executive Compensation." The Board's compensation risk governance includes the Human Capital and Compensation Committee consulting with the Board's Audit Committee and Finance, Compliance & Risk Management Committee around compensation and risk. The Finance, Compliance & Risk Management Committee reviews the risk factors each year, and reviews program changes for these factors, consistent with its charter.

Board Leadership Structure

        Since 2005, our Chairman of the Board has been an independent, non-employee director. The Chairman of the Board is elected by a majority vote of the directors. Currently, James O. Egan serves as our non-executive Chairman of the Board, a position he has held since June 17, 2009. Mr. Egan has served as a director since March 30, 2009. Mr. Egan currently serves as a member of the Audit Committee, Corporate Governance Committee and Human Capital and Compensation Committee of the Board.

        In his capacity as non-executive Chairman of the Board, Mr. Egan leads all meetings of our Board at which he is present, but does not serve as an employee or corporate officer. The non-executive Chairman of the Board serves on appropriate committees as requested by the Board, sets meeting schedules and agendas and manages information flow to the Board to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board. The non-executive Chairman of the

Board also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as the Board may from time-to-time prescribe.

        Although the Board does not currently have a policy requiring that the positions of Chairman of the Board and Chief Executive Officer be separated, the Board continues to believe that it is appropriate for the Chairman of the Board to be an independent, non-employee director to ensure that the Board operates independently of management in the fulfillment of its oversight function and that the matters presented for consideration by the Board and its committees reflect matters of key importance to us and our stockholders as determined by the independent directors.

Executive Sessions of Non-Management Directors

        Executive sessions of non-management directors are held regularly by the Board and its Committees without management present to discuss the criteria upon which to base the performance of the Chief Executive Officer and other senior executives, the performance of the Chief Executive Officer and other senior executives against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. Our Board has designated Mr. Egan, our non-executive Chairman of the Board, as the presiding director of executive sessions of the non-management directors of the Board.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board in monitoring the effectiveness of decision making, both at the Board and management levels and to enhance long-term stockholder value. The Corporate Governance Guidelines outline the following:

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  the responsibilities of the Board;

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  the composition of the Board, including the requirement that two-thirds of the directors be independent within the meaning of the NYSE Listing Standards;

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  Director duties, tenure, retirement and succession;

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  conduct of Board and Committee meetings; and

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  the selection and evaluation of the Chief Executive Officer.

        Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance." A copy of our Corporate Governance Guidelines is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Business Ethics & Conduct

        We are committed to conducting business ethically and in compliance with applicable laws, rules and regulations. In furtherance of this commitment, we promote ethical behavior and have adopted a Code of Business Ethics & Conduct (the "Code of Conduct") that is applicable to all of our directors, officers and employees. The Code of Conduct provides, among other things:

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  guidelines for our directors, officers and employees with respect to ethical handling of conflicts of interest, including special procedures covering related party transactions between us and members of our management operating committee or directors and their families, examples of the most common types of conflicts of interest that require disclosure (e.g., personal or family relationships with suppliers, vendors or contractors or a directors' service on other boards of directors) or that should be avoided altogether (e.g., receipt of improper personal benefits, having an ownership interest in other businesses that may compromise an officer's loyalty to us, obtaining outside employment with a competitor of ours, etc.);

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  restrictions on competition between us and our directors, officers and employees and the protection of all our proprietary and personal and confidential information in our possession;

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  a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all financial records must be maintained accurately and in accordance with appropriate controls;

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  a requirement to comply with all applicable laws, rules and regulations;

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  restrictions on insider trading by our directors, officers and employees;

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  guidance providing resources for compliance with the Code of Conduct and promoting prompt internal communication of any suspected violations of the Code of Conduct to the appropriate person or persons identified in the Code of Conduct, including information regarding our toll-free and anonymous Integrity hotline and secure website and our commitment to non-retaliation for reporting suspected violations of the Code of Conduct in good faith; and

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  disciplinary measures for violations of the Code of Conduct and any other applicable rules and regulations.

The Code of Conduct is available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance—Code of Business Ethics & Conduct." We will post any amendments to the Code of Conduct, or waivers of its provisions with respect to our directors or executive officers, to our corporate website under the heading "Investors—Corporate Governance—Corporate Governance Guidelines". A copy of the Code of Conduct is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Ethics for Chief Executive Officer and Senior Financial Officers

        Our Board has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the "Financial Officers Code") that is applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Controller and other persons performing similar functions (the "Covered Officers"). The Financial Officers Code provides, among other things:

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  guidelines for our Covered Officers with respect to ethical handling of conflicts of interest, including procedures for handling any actual or apparent conflicts of interests;

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  a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific prohibition from misrepresenting, omitting or causing others to misrepresent or omit material facts about us in our financial reporting and disclosure process;

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  a requirement to comply with all applicable laws, rules and regulations;

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  guidance promoting prompt internal communication of any violations, whether actual or probable, of the Financial Officers Code to the Chief Risk and Compliance Officer; and

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  disciplinary measures for violations of the Code of Conduct or failure to adhere to the Financial Officers Code.

        The Financial Officers Code is available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance—Code of Ethics for CEO and SFOs." We will post any amendments to the Financial Officers Code, or waivers of its provisions for any of our executive officers, to our corporate website under the heading "Investors—Corporate Governance." A copy of the Financial Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Nomination Process and Qualifications for Director Nominees

        The Board has established certain procedures and criteria for the selection of nominees for election to our Board. In accordance with such procedures and criteria as set forth in our Corporate Governance Guidelines, the Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board's criteria for selecting new directors. In identifying possible director candidates, the Corporate Governance Committee considers recommendations of professional search firms, stockholders, and members of management or the Board. In evaluating possible director candidates, the Corporate Governance Committee, consistent with the Board's Corporate Governance Guidelines and its charter, considers criteria such as skills, experience, age, diversity, and availability to prepare, attend and participate in Board and Board committee meetings, as well as personal qualities of leadership, character, judgment, and reputation for integrity and adherence to the highest ethical standards, so as to enhance the Board's ability to oversee in the interest of our stockholders our affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. In considering diversity, the Corporate Governance Committee considers general principles of diversity in the broadest sense and seeks to recommend the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds, experiences and perspectives that will enhance the quality of the Board's deliberations and oversight of our business.

        The Corporate Governance Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board as a director nominee, recommending director nominees to the Board for submission for a stockholder vote at either an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a director should be re-nominated to the Board or continue as a director. The Corporate Governance Committee's assessment of director nominees includes an examination of whether the individual is independent and whether the individual's service as a director may give rise to a conflict of interest, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Additionally, the Corporate Governance Committee conducts a vetting process that generally includes, among other things, personal interviews, discussions with professional references, background and credit checks, and resume verification. When formulating its director nominee recommendations, the Corporate Governance Committee also considers the advice and recommendations from others as it deems appropriate.

        Our By-Laws provide the procedure for stockholders to make director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. A stockholder who is both a stockholder of record on the date of notice as provided for in our By-Laws and on the record date for the determination of stockholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board either at an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. The notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054:

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  in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the

    60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and

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  in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs.

        The stockholder's notice to our Corporate Secretary must be in writing and include the information set forth in Section 1.10 of our By-Laws. Such notice must be accompanied by a written consent to be named as a nominee and to serve as a director if elected, signed by each person whom the stockholder proposes to nominate for election as a director. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in our By-Laws. If the chairman of the meeting determines that a nomination was not made in accordance with the above-described procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal under our By-Laws.

Communication with Non-Management Directors

        In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any director, the non-management directors as a group or the Board shall be forwarded to the attention of the Chair of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our Company, (ii) are commercial solicitations which are not relevant to the Board's responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chair of the Corporate Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chair of the Corporate Governance Committee for review and dissemination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        Pursuant to its' charter, the Audit Committee reviews and approves all transactions with related persons, including executive officers and directors, as described in Item 404(a) of Regulation S-K. We review any relationships or transactions in which we and our directors or executive officers, or their immediate family members, are participants to determine whether these persons have a direct or indirect material interest. Our Code of Conduct and Financial Officers Code provide specific provisions regarding such relationships between our directors or executive officers and us. Our Code of Conduct requires that any relationship that appears to create a conflict of interest must be promptly disclosed to our General Counsel or the Chairman of the Corporate Governance Committee, who will refer the matter, if appropriate, to the Corporate Governance Committee for further review.

        See "Corporate Governance—Code of Business Ethics & Conduct" and "Corporate Governance—Code of Ethics for Chief Executive Officer and Senior Financial Officers" above for more information.

Transactions with BlackRock, Inc.

        On February 2, 2015, BlackRock, Inc. ("BlackRock") filed a Schedule 13G/A with the SEC disclosing that it or certain of its affiliates held, in the aggregate, approximately 5.8% of our common stock as of December 31, 2014. During the year ended December 31, 2014, we paid affiliates of BlackRock $539,500 for various risk analytics products and services relating to certain of our hedging practices. During the year ending December 31, 2015, we expect fees, if any, paid to affiliates of BlackRock to be insignificant. All of our agreements with BlackRock's affiliates were made pursuant to arm's length transactions at prevailing market rates.

Transactions with BNY Mellon

        Thomas P. Gibbons, who has served as one of our directors since July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, the Bank of New York Mellon, and BNY Mellon, N.A. (collectively, together with their respective affiliates, "BNY Mellon"). We have certain relationships and engage in various transactions with BNY Mellon, including financial services, commercial banking and other transactions. During the year ending December 31, 2014, BNY Mellon participated as a lender in certain of our credit facilities. BNY Mellon also functioned, and continues to function, as the custodian for our loan files and as the indenture trustee in respect of certain of our outstanding debt obligations. We also execute forward loan sales agreements and certain MSR-related derivative agreements with BNY Mellon, and in 2014 had interest rate contracts related to asset-backed debt. These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time for comparable transactions. The fees paid by us to BNY Mellon, including interest expense, during the year ended December 31, 2014, aggregated approximately $5.0 million, or approximately 0.03% of BNY Mellon's gross revenues for the year ended December 31, 2014. Notwithstanding the foregoing, the Board has determined that Mr. Gibbons is an independent director within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and certain of our officers, including our President and Chief Executive Officer, Mr. Messina. Pursuant to such indemnification agreements, we have agreed to indemnify and advance expenses and costs incurred by each such director or officer in connection with any claims, suits or proceedings arising as a result of his or her service as a director or officer, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of us.

Consumer Credit Loans in the Ordinary Course of Business

        One or more of our mortgage lending subsidiaries has made, in the ordinary course of their respective consumer credit businesses, mortgage loans and/or home equity lines of credit to certain of our directors and executive officers or their immediate family members of types generally made available to the public by such mortgage lending subsidiaries. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectability or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.

DIRECTOR COMPENSATION

Employee Director Compensation

        Our only employee director is our Chief Executive Officer, who does not receive any additional compensation for his Board service as a director and has no input into our non-employee director compensation programs.

Non-Employee Director Compensation

        The HC&CC is responsible for the annual review of our non-employee director compensation program, which is based on a number of variables, including market practice, workload and other strategic imperatives. Consistent with its charter, the HC&CC makes recommendations to the Board for its approval regarding any changes to the design or components of non-employee director compensation when appropriate. Our non-employee director compensation program aligns our non-employee directors' interests with those of our stockholders by compensating non-employee directors with a mix of cash and equity to focus them on sustainable, long-term shareholder value creation and to provide market competitive compensation for their Board service.

        Until May 22, 2014, at which time shareholders approved a new equity and incentive plan ("2014 EIP"), non-employee director compensation had been awarded under the terms of the 2005 Equity and Incentive Plan, as amended and restated ("2005 EIP"). N on-employee directors were compensated with equity in the form of restricted stock units ("Director RSUs") and cash under the 2005 EIP, with more than half of the total compensation paid in equity. Director compensation was awarded on a quarterly basis, at the end of each quarter for the prior quarter service. Under the 2005 EIP, vested Director RSUs were subject to a one year deferral provision prohibiting their settlement until the one year anniversary following termination of Board service ("Delayed Settlement Provision"). The Delayed Settlement Provision had been part of the non-employee director compensation programs since January 15, 2005. At the time the 2014 EIP was adopted, it was anticipated that the Delayed Settlement Provision would remain in place under the non-employee director compensation program awarded under the 2014 EIP through the year ending December 31, 2014, at which time a new program, more consistent with market practice, would be approved by the Board for 2015. As no additional grants could be made under the 2005 EIP following approval of the 2014 EIP, the Board approved a program under the 2014 EIP for the balance of the year ending December 31, 2014, which was identical to the non-employee director compensation program awarded under the 2005 EIP.

Payment of Accumulated, Vested Non-Employee Director RSUs and 2014 Program Revision

        In connection with the sale, effective July 1, 2014, of the equity interests of our Fleet Management Services business and related fleet entities (collectively the "Fleet business") to Element Financial Corporation, the Board approved on September 2, 2014 the termination of the director compensation programs and all awards made under them, resulting in the settlement in shares of common stock on November 7, 2014 of all Director RSUs that were granted prior to the sale of the Fleet business. The opportunity to terminate the then-existing director compensation program and settle the Director RSUs granted prior to the sale of the Fleet business arose because of provisions contained in Section 409A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") allowing for the early settlement of such RSUs as a result of the sale of the Fleet business. This action allowed the Board to eliminate the Delayed Settlement Provision that had been part of the director compensation program since January 2005, and to align non-employee director share retention requirements with those of executive management.(1) At the same time the Board terminated the programs, it also implemented a replacement program for the balance of the year ending December 31, 2014 which provided that the equity portion of non-employee director compensation for the fourth calendar quarter of 2014 be paid in the form of common stock under the 2014 EIP that vested at time of grant. No changes were made to the cash component of the stipends or retainers due for the fourth quarter.

(1)
On November 7, 2014, upon settlement of accumulated vested restricted stock units in connection with the elimination of the Deferral Provision, directors were permitted to sell shares of common stock consistent with the Non-Employee Director and Employee Share Retention Policy and individual, pre-established Rule 10b5-1 trading plans solely to cover any individual income tax obligations that came due as a result of the settlement of their Director RSUs.

        The following table describes the non-employee director compensation paid by the Company in 2014:

Compensation Element	Non-Employee Director Compensation Program(1)
Non-Executive Chairman of the Board Retainer	$295,000—of which $122,500 was paid in cash and $172,500 in the form of Director RSUs and common stock
Non-Employee Board Retainer	$220,000—of which $85,000 was paid in cash and $135,000 was paid in Director RSUs and common stock
Committee Chair Stipends

50% of Committee Chair Stipends were paid in cash and 50% in Director RSUs and common stock as follows:

•

Audit Committee Chair—$25,000

•

HC&CC Chair—$25,000

•

Corporate Governance Committee Chair—$10,000

•

Finance & Risk Management Committee Chair—$25,000(2)

•

Regulatory Oversight Committee Chair—$25,000(2)

Committee Stipends

The Stipends for Committee members were paid 50% in cash and 50% in Director RSUs and common stock as follows:

•

Audit Committee—$15,000

•

Human Capital and Compensation Committee—$15,000

•

Corporate Governance Committee—$8,000

•

Finance & Risk Management Committee—$15,000(2)

•

Regulatory Oversight Committee—$15,000(2)

Timing of Compensation	Non-employee director compensation was paid in arrears in four equal installments at the end of each calendar quarter
Vesting and Settlement of Equity	As described above, all accumulated vested restricted stock units settled on November 7, 2014. For Q4 service, common stock compensation vested and settled on date of grant.

(1)
We do not maintain a retirement plan for non-employee directors. Non-employee directors did not receive any other form of compensation for 2014 other than as described herein, plus reimbursement for Board related business expenses, including costs of travel, food and lodging incurred in attending Board, committee and stockholder meetings.

(2)
On December 15, 2014, the Board approved termination of the Regulatory Oversight Committee and reconstitution of the Finance and Risk Management Committee to include the responsibilities of the Regulatory Oversight Committee, effective January 1, 2015. The newly created Finance, Compliance & Risk Management Committee is led by co-chairs, and the Human Capital and Compensation Committee approved an annual $25,000 stipend for each co-chair effective January 1, 2015.

Director Compensation Table

        The following table sets forth the compensation paid to, or earned by, each of our current and former non-employee directors who served as directors during 2014:

Name	Committee membership as of December 31, 2014	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jon A. Boscia(2)	• Board service ended May 22, 2014 as a result of decision not to seek re-election	$41,279	$60,864	$102,143
Jane D. Carlin	• Audit • Finance & Risk Management(3) • Regulatory Oversight(3) (Chair)	$112,556	$162,444	$275,000
James O. Egan, Chairman of the Board	• Audit • Corporate Governance • Human Capital & Compensation	$138,598	$188,550	$327,148
Thomas P. Gibbons	• Audit • Finance & Risk Management(3)	$100,031	$149,969	$250,000
Allan Z. Loren	• Corporate Governance	$89,036	$138,964	$228,000
Gregory J. Parseghian	• Audit • Finance & Risk Management(3) (Chair) • Regulatory Oversight(3)	$112,556	$162,444	$275,000
Charles P. Pizzi	• Corporate Governance (Chair) • Human Capital & Compensation • Regulatory Oversight(3)	$104,644	$154,576	$259,220
Deborah M. Reif	• Corporate Governance • Finance & Risk Management(3) • Human Capital & Compensation (Chair)	$107,481	$157,398	$264,879
Carroll R. Wetzel, Jr.	• Audit (Chair) • Human Capital & Compensation	$105,028	$154,972	$260,000

(1)
Represents the aggregate grant date fair value of Director RSUs granted during 2014, as calculated in accordance with Accounting Standards Codification Topic 718 ("ASC 718"). Pursuant to ASC 718, the grant date fair value is calculated using the closing market price of our common stock on the date of grant. See also Note 17, "Stock Based Compensation" in the Notes to Consolidated Financial Statements included in the 2014 Annual Report for the assumptions used in calculating our equity based compensation expense.

(2)
Fees Earned and Stock Awards for Mr. Boscia reflect his active status as a director from January 1, 2014 to May 22, 2014 (Q1 and Q2). Mr. Boscia did not seek re-election to the Board upon expiration of the term ending on May 22, 2014. At that time, Mr. Boscia was a member of the Regulatory Oversight Committee and Chair of the Audit Committee.

(3)
On December 15, 2014, the Board approved termination of the Regulatory Oversight Committee and reconstitution of the Finance and Risk Management Committee to include the responsibilities of the Regulatory Oversight Committee, effective January 1, 2015. The newly created Finance, Compliance & Risk Management Committee is co-chaired by Ms. Jane D. Carlin and Mr. Gregory J. Parseghian. The other members of the committee are Mr. Thomas P. Gibbons and Ms. Deborah M. Reif.

        The following table sets forth the grant date fair value computed in accordance with ASC 718 of each equity award made to non-employee directors during 2014 and the aggregate number of PHH stock that each director beneficially owned as of December 31, 2014.

	Grant Date Fair Value							Accumulated Vested Director RSUs that settled November 7, 2014(a) (#)
						Beneficially Owned Shares as of December 31, 2014 (#)
Name	Quarter Ended March 31, 2014 ($)	Quarter Ended June 30, 2014 ($)	Quarter Ended September 30, 2014 ($)	Quarter Ended December 31, 2014 ($)	Total ($)
Jon A. Boscia(b)	$38,734	$22,130	$0	$0	$60,864	N/A	(c)	10,903
Jane D. Carlin	$40,620	$40,606	$40,606	$40,612	$162,444	9,270		13,771
James O. Egan	$45,995	$46,810	$47,873	$47,872	$188,550	39,307		50,514
Thomas P. Gibbons	$37,494	$37,480	$37,498	$37,497	$149,969	15,205		24,799
Allan Z. Loren	$34,729	$34,746	$34,747	$34,742	$138,964	23,819		38,596
Gregory J. Parseghian	$40,620	$40,606	$40,606	$40,612	$162,444	24,417		41,311
Charles P. Pizzi	$38,476	$38,606	$38,750	$38,743	$154,575	11,904		18,703
Deborah M. Reif	$38,734	$39,181	$39,734	$39,750	$157,398	24,353		36,605
Carroll R. Wetzel	$38,734	$38,744	$38,750	$38,743	$154,972	25,903		36,882

(a)
Represents outstanding, vested Director RSUs that settled in PHH shares on November 7, 2014 as a result of the termination of the director compensation programs approved by the Board on September 2, 2014. Directors were permitted to sell shares solely to pay related income tax obligations upon settlement pursuant to a pre-established Rule 10b5-1 Trading Plan.

(b)
Stock Awards for Mr. Boscia reflect his active status as a Director from January 1, 2014 to May 22, 2014 (Q1 and Q2). Mr. Boscia did not seek re-election to the Board upon the expiration of the term ending on May 22, 2014.

(c)
Mr. Boscia is no longer designated an affiliate of PHH nor otherwise subject to Section 16 disclosure requirements, including public filings with the SEC on PHH shares beneficially held.

        We have never provided stock option awards to our non-employee directors; therefore there were no option awards outstanding at December 31, 2014 for any of the above listed directors.

2015 Non-Employee Director Compensation Program & Revised Share Ownership and Retention Policy

        As planned, the HC&CC worked with its independent compensation consultant to design a new non-employee director compensation program, consistent with market practice and benchmark data. Accordingly, the Board approved the new PHH Corporation Equity Compensation Program for Non-Employee Directors ("Non-Employee Director Compensation Program"), effective January 1, 2015, which is subject to the terms of the 2014 EIP. The Non-Employee Director Compensation Program provides for an annual equity grant as of the date of the annual shareholders meeting, which vests on a quarterly basis over the four full quarters immediately following the annual shareholders' meeting, in arrears.(1) Non-employee directors may elect to receive the equity portion of their retainer fees in the form of Director RSUs or restricted stock in order to provide flexibility in timing associated with taxable income. The amounts of the Board retainer fee, Committee member stipends and non-executive Chairman of the Board retainer were unchanged from 2014.(2) However, as of January 1, 2015, committee stipends are paid 100% in cash.

        To align non-employee directors and employees with regard to their ability to sell equity and in light of the fact that the Delayed Settlement Provision is not included in the Non-Employee Director Compensation Program, the Board approved changes to the existing Employee Share Retention Policy to require non-employee directors to retain net shares equal to five times the annual cash retainer. Pursuant to the newly implemented Non-Employee Director and Employee Share Ownership and Retention Policy effective November 7, 2014, non-employee directors are permitted to sell accumulated equity so long as their share retention requirements are met and only when consistent with applicable securities law and Company trading policies.

(1)
The last quarter vests at the next annual meeting date to coincide with the end of that year of Board service.

(2)
The Chairman's retainer will continue to include an additional $75,000, of which 27/44 is payable in equity and the balance is paid in cash.

PROPOSAL 2—RATIFICATION OF AUDITORS PROPOSAL

        The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The submission of this matter for approval by stockholders is not legally required; however, the Board believes that such submission provides stockholders an opportunity to provide feedback to the Board on an important issue of corporate governance. If stockholders do not approve the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2015, for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF AUDITORS PROPOSAL. UNLESS MARKED TO THE CONTRARY, VALID PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE RATIFICATION OF AUDITORS PROPOSAL.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Deloitte & Touche LLP (the "Independent Auditor"). The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

        For the years ended December 31, 2014 and 2013, professional services were performed for us by our Independent Auditor pursuant to the oversight of our Audit Committee.

        Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates. All fees and services were approved in accordance with the Audit Committee's pre-approval policy.

	Year Ended December 31,
Fees by Type	2014	2013
	(In millions)
Audit fees	$3.4	$4.1
Audit-related fees(1)	1.8	0.9
Tax fees	0.2	0.2
All other fees	0.0	0.0

Total	$5.4	$5.2

(1)
For 2014, amounts primarily related to fees for audit services performed in connection with the disposal of our Fleet business, for which PHH was partially reimbursed by the acquirer.

        Audit Fees.    Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Condensed Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings.

        Audit-Related Fees.    Audit-related fees primarily related to fees for services completed in connection with the disposal of the Fleet business and fees for services related to agreed upon procedures. For 2013, fees also include amounts related to our employee benefit plans.

        Tax Fees.    Tax fees related to tax compliance, tax advice and tax planning.

        All Other Fees.    The aggregate fees billed for all other services during the years ended December 31, 2014 and 2013 were not significant.

AUDIT COMMITTEE REPORT

        The Audit Committee is a standing committee of the Board of Directors of the Company that is comprised solely of non-employee directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and the Company's Independence Standards. The Audit Committee operates pursuant to a written charter that is available at www.phh.com under the heading "Investors—Corporate Governance" and is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. See "Committees of the Board—Audit Committee" above for additional information regarding the role and responsibilities of the Audit Committee.

        The Company's management is responsible for the preparation of the Company's consolidated financial statements. In connection with the preparation of the Company's consolidated financial statements for the year ended December 31, 2014, the Audit Committee:

  •
  Reviewed and discussed the Company's audited consolidated financial statements with management;

  •
  Discussed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"); and

  •
  Received the written disclosures and the letter from Deloitte & Touche LLP required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

        Based upon these reviews and discussions, on February 25, 2015 the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Date: April 9, 2015	Audit Committee of the Board of Directors Carroll R. Wetzel, Jr. (Chair) Jane D. Carlin James O. Egan Thomas P. Gibbons Gregory J. Parseghian

PROPOSAL 3—SAY ON PAY VOTE

        In accordance with Section 14A of the Exchange Act and rules promulgated by the SEC, we are requesting the approval of the following advisory resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        Although the foregoing resolution is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE "FOR" THE SAY ON PAY VOTE. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE SAY ON PAY VOTE.

COMPENSATION COMMITTEE REPORT

        The Human Capital and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company's Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2014.

Date: April 9, 2015	Human Capital and Compensation Committee of the Board of Directors Deborah M. Reif (Chair) James O. Egan Charles P. Pizzi Carroll R. Wetzel, Jr.

 EXECUTIVE OFFICERS

        Named executive officers as of April 20, 2015, and ages of such officers at December 31, 2014, were as follows:

Glen A. Messina, age 53, President and Chief Executive Officer.    For Mr. Messina's biographical information, see "Proposal 1—Director Election Proposal—Board of Directors".

Robert B. Crowl, age 51, Executive Vice President and Chief Financial Officer since May 2012. Prior to joining PHH, Mr. Crowl served as Executive Vice President and CFO at Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank from March 2010 to April 2012. Prior to that, Mr. Crowl spent more than 10 years at National City Corporation from November 1998 to March 2009 serving most recently as Executive Vice President and Chief Operating Officer of National City Mortgage. Additionally, during his tenure at National City, Mr. Crowl held various other senior level positions including, Senior Vice President and Corporate Comptroller and Senior Vice President of Asset/Liability.

William F. Brown, age 57, Senior Vice President, General Counsel and Secretary since February 2005. In November 1985, Mr. Brown joined PHH's fleet management services company and has held numerous positions at PHH companies at varying levels since that time. In 1997, Mr. Brown became Vice President and General Counsel of PHH's mortgage company and served as Senior Vice President and General Counsel of PHH Mortgage Corporation from June 1999 to February 2011.

Leith W. Kaplan, age 45, Senior Vice President, Chief Risk and Compliance Officer since July 2014. From July 2011 through June 2014, Mr. Kaplan served as our Chief Ethics and Compliance Officer. From February 2005 through August 2011, he served as Vice President, Legal. Prior to joining PHH, Mr. Kaplan served as Vice President and General Counsel of Aluminum Shapes LLC, a privately held group of manufacturing and distribution company, from January 1999 until February 2005. From September 1994 until December 1998, Mr. Kaplan practiced law at the firm of Blank Rome LLP.

Kathryn M. Ruggieri, age 61, Senior Vice President, Chief Human Resources Officer since January 2013. From June 2010 through December 2012, Ms. Ruggieri served as our Vice President of Talent Management and Organization Effectiveness. Prior to joining PHH, Ms. Ruggieri served as Vice President of Talent Management and Organizational Development at Drexel University from September 2006 through July 2009. From July 2005 through August 2006, Ms. Ruggieri served as Director of Organizational Development at MedQuist. Earlier in her career, Ms. Ruggieri served as Vice President of Executive Development and Diversity for Unisys Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In the Compensation Discussion and Analysis section, we provide an overview of our performance and the business environment during 2014, followed by a description of the components of our executive compensation program for our Named Executive Officers, or "NEOs," whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. It is important to note that as a result of changes to their job responsibilities following the sale of the Fleet business, both Messrs. Bradfield and Tucker were no longer Section 16 Officers of PHH Corporation as of July 21, 2014. Our disclosure and discussion of their compensation in this section is consistent with reporting requirements established by the SEC.

Named Executive Officers

  •
  Glen A. Messina, President and Chief Executive Officer, PHH Corporation and PHH Mortgage

  •
  Robert B. Crowl, Executive Vice President and Chief Financial Officer, PHH Corporation

  •
  David E. Tucker, Executive Vice President, PHH Mortgage

  •
  William F. Brown, Senior Vice President, General Counsel and Secretary, PHH Corporation

  •
  Richard J. Bradfield, Senior Vice President and General Manager, Financial Institutions, PHH Mortgage

  •
  Kathryn M. Ruggieri, Senior Vice President and Chief Human Resources Officer, PHH Corporation

  •
  Leith W. Kaplan, Senior Vice President and Chief Risk and Compliance Officer, PHH Corporation

        An overview of our executive compensation philosophy and our executive compensation program is included, as well as an explanation of how and why the HC&CC arrived at specific compensation policies and its decisions involving the NEOs.

2014 Business Environment

        2014 was a pivotal year for PHH. We were challenged with significant changes to our business on several fronts: the sale of the Fleet business, which left us with a smaller overall business operating in a volatile mortgage industry experiencing significant reductions in origination volume; heightened scrutiny from regulators; the need to restructure our private label business to realign with market standards and cost; and the need to re-engineer our operations and support infrastructure. While addressing these changes, our management needed to remain focused on laying the appropriate foundation for a different mortgage environment.

        Despite these circumstances, throughout 2014, we continued to make significant progress in placing PHH in a position of strength to deal with the cyclical and dynamic nature of the mortgage industry. This progress has allowed us to make a return of capital to shareholders, while significantly improving our liquidity position, capital structure and operating execution. We have progressed in positioning the business to be a fee-based and less capital intensive operation, with less volatile cash flow and increased strategic and financial flexibility. Our key accomplishments during 2014 included:

  •
  We completed the sale of the Fleet business effective July 1, 2014 for cash consideration of $1.4 billion.

  •
  We reduced our unsecured debt by $435 million and in the third quarter of 2014 we commenced accelerated share repurchase programs under which we retired approximately 8.54 million of our common shares through the completion of the programs, returning an aggregate of $200 million to our shareholders.

  •
  We formulated and implemented a plan to re-engineer the operations and support infrastructure for our standalone mortgage business (the "Mortgage business") in a lower volume, home purchase driven mortgage market, with the intent of generating a total of $225 million in annualized operating benefits.

  •
  We commenced a comprehensive renegotiation of our private label services ("PLS") contracts with our largest clients to modernize these contracts for the current market environment and to satisfy the mutual needs of PHH and our clients.

        For a full discussion and overview of PHH's business during 2014 please refer to our 2014 Annual Report.

Executive Compensation Summary

        As highlighted above, 2014 was a year during which PHH navigated through significant change while simultaneously creating value for shareholders, strengthening our financial flexibility, returning capital to shareholders, re-engineering our operations and support infrastructure, and positioning the business to pursue organic and inorganic growth opportunities. In particular, the sale of the Fleet business changed the competitive landscape of our Company and the priorities of our management. The sale of the Fleet business impacted the previously established financial and strategic initiatives that were underway and required the HC&CC to take actions consistent with the financial position and size of the standalone mortgage company, requiring adjustments to previously established priorities set forth in the 2014 Management Incentive Plan (the "MIP").

        To secure and retain key management personnel critical to lead the standalone mortgage company through re-engineering and transformation initiatives, following the sale of the Fleet business the HC&CC determined it was appropriate to offer a one-time, long-term incentive award to NEOs that would vest over the course of the following three years.

        Further, after reviewing 2014 performance, the HC&CC believes that management demonstrated exceptional performance in executing the sale of the Fleet business, while also delivering against the financial and strategic performance objectives contained in the 2014 MIP. The HC&CC also assessed management's performance against specific priorities identified after the sale of the Fleet business.

        Finally, consistent with the change in the Company's financial and operating profile after the sale of the Fleet business, in December 2014 the HC&CC identified and approved a new peer group for benchmarking purposes that will be used to inform the development and assessment of our compensation programs for 2015.

Our Compensation Philosophy and Structure

        Our total rewards philosophy is to pay for performance and aligns our compensation opportunity with sustainable long-term shareholder value creation.

  How we structure our Compensation to deliver on our Philosophy

  •
  We start by ensuring that a significant portion of our NEOs' total direct compensation opportunity is in the form of variable pay linked to performance in the form of both the annual MIP and Long-Term Incentive Plan ("LTIP").

  •
  We take a rigorous approach to set and review performance objectives and related compensation to ensure we are operating within our risk framework and that appropriate controls are in place to monitor and assess performance. At the beginning of the year the HC&CC reviews the proposed performance objectives for the CEO and our NEO's to ensure they are appropriate and align with short and long-term objectives, including those contained in the Board approved business plan. At the end of the year, the HC&CC accesses the performance of the CEO and other NEOs to determine each NEO's final performance achievement.

  •
  Finally, we benchmark the portion of NEO pay that is at risk compared to others in our peer group. As shown in the chart below, the target mix of pay for our NEOs in 2014 aligns with the mix of pay of both the peer group used during 2014 as well as the one which will be using going forward in 2015.

Target Total Direct Compensation			As reference:		As reference:
	2014 PHH Mix of Pay		2015 Peer Group Mix of Pay		2014 Peer Group Mix of Pay
NEO	Fixed	Variable	Fixed	Variable	Fixed	Variable
Messina	21%	79%	19%	81%	17%	83%
Crowl	29%	71%	21%	79%	22%	78%
Tucker	26%	74%	36%	64%	21%	79%
Brown	36%	64%	30%	70%	28%	72%
Bradfield	30%	70%	28%	72%	39%	61%
Ruggieri	40%	60%	N/R	N/R	N/R	N/R
Kaplan	44%	56%	N/R	N/R	N/R	N/R

N/R = Not reported in Peer Group

  •
  The HC&CC examines each component of pay, at least annually, to ensure it remains appropriate.

Compensation Element	Factors considered by the HC&CC	Reviewed in
2014 Base Salary	Base salary is the principal fixed component of the total direct compensation of our NEOs and is determined by considering the relative importance of the position, the competitive marketplace, and the individual's performance and contributions.	March 2014 and July 2014
2014 Annual Incentive (MIP) Opportunity
	The opportunity of certain of our NEOs to earn any 2014 MIP award is conditioned upon PHH meeting a performance goal of tangible book value of no less than $17.00 per basic share on December 31, 2014. The MIP target opportunity, including the maximum payout level, is reviewed annually and includes an assessment of the scope and impact of each executive's position. Consideration is also given to recent performance as well as the executive's total cash opportunity against the market median total cash position of the peer group.	March and July 2014
2014 Annual Incentive Award
	The HC&CC reviews the Company's and its operating segments' performance during 2014 against the pre-established financial and strategic objectives set by the HC&CC. The HC&CC may apply negative discretion, if appropriate, to reduce the individual awards from levels otherwise funded based on Company performance.	February 2015
Annual Long-Term Incentive Awards
	The executive's performance during the prior performance year and total direct compensation position vs. the total direct compensation opportunity in the market peer group at the time of grant. As discussed in the 2014 Proxy Statement, this award, consisting of both performance based and time vested restricted stock units, was granted in lieu of the award that would normally have been granted in March 2014.	November 2013
2014 Long-Term Incentive Awards
	A combination of the NEO's performance during 2014 and emerging retention needs based on the business environment following the sale of the Fleet business were considered in granting these awards, which consisted of both performance based and time vested restricted stock units.	September and October 2014

  The HC&CC and Management Incorporate the Perspectives of Key External Stakeholders in Developing our Programs

        The HC&CC and senior management incorporate a number of perspectives to ensure our compensation programs continue to be market competitive, tax efficient and generally consistent with best practices, while remaining aligned with shareholder interests. For example, the HC&CC carefully considers the opinions provided by ISS and Glass Lewis in response to our Advisory "Say on Pay" recommendation. In addition, senior management met with shareholders throughout 2014 who collectively own over 90% of the Company's issued and outstanding common stock. Our senior management engaged in this process to gain an understanding of our shareholders' view of our programs and strategies, including those which impact compensation. The HC&CC believes this engagement with shareholders, as well as factoring in the input of shareholder advisory groups, in formulating the design of our programs disclosed in this Proxy Statement, are a sound governance practice.

  The HC&CC also reviews Market Competitive Practices as part of the Development and Assessment of our Programs

        The HC&CC used the following group of 16 publicly traded companies to serve as the peer group that formed compensation decisions made prior to December 2014, reflecting a mix of Mortgage and Fleet businesses.

Alliance Data Systems Corp.	Avis Budget Group, Inc.	Corelogic, Inc.
Euronet Worldwide, Inc.	Fidelity National Information Services, Inc.	GATX Corp.
Genpact, Ltd.	Heartland Payment Systems, Inc.	Lender Processing Services, Inc.
MGIC Investment Corp.	Nationstar Mortgage Holdings	New York Community Bancorp, Inc.
Ocwen Financial	Radian Group, Inc.	Ryder System, Inc.
United Rentals, Inc.

        The Company's percentile rank as disclosed in the 2014 Proxy Statement against this peer group in terms of Revenue, EBIT, Assets, Enterprise Value and Employees was 70th, 60th, 61st, 46th, and 51st, respectively.

        In setting compensation levels the HC&CC also examined market compensation data from independent compensation surveys, including Towers Watson, Mercer and McLagan, to ensure that we had information relating to larger banks with which we compete for key management personnel. In particular, the HC&CC evaluated base salary, short-term and long-term incentives and actual and target total compensation levels against survey data. This evaluation included the median and percentile ranges for each compensation component and for all compensation in the aggregate. The HC&CC further reviewed the realizable value of the equity grants to analyze the pay-for-performance relationship of compensation opportunity to market data ranges. In doing so, the HC&CC determined that the total compensation opportunity, including realizable value, represented an appropriate relationship between executive rewards and shareholder value creation as a result of the strong emphasis on stock based compensation.

        The HC&CC intends to utilize this compensation philosophy again in 2015. However, due to the sale of the Fleet business and the related change in our business profile and financial size, in December 2014 the HC&CC approved the following group of 18 publicly traded companies that are more aligned to a standalone mortgage business to serve as our new peer group effective January 1, 2015.

Berkshire Hills Bancorp Inc.	Impac Mortgage Holdings Inc.	Ocwen Financial Corp.
Brookline Bancorp, Inc.	Ladder Capital Corp	Pennymac Financial Services
Corelogic, Inc.	MGIC Investment Corp.	Provident Financial Services, Inc.
Fidelity National Information Services, Inc.	Nationstar Mortgage Holdings Inc.	Radian Group Inc.
Genpact Ltd.	New York Community Bancorp Inc.	Walter Investment Management Corp.
Homestreet, Inc.	Northwest Bancshares, Inc.	WSFS Financial Corp.

        When compared to this peer group, our percentile rank as of July 31, 2014 for Revenue, Assets, Market Capitalization, Enterprise Value and Employees is 49th, 26th, 54st, 42nd, and 67th, respectively.

  Key Governance Considerations in our Executive Compensation Programs

What we do		What we don't do
Pay for performance	Most of our executives' pay is at risk and not guaranteed. We set clear and transparent financial goals with long-term incentive awards which include performance based vesting conditions.	Tax gross-ups	It is our policy to not provide tax gross-ups.
Discourage excessive risk taking	We operate within our risk management framework and include a balanced program design, multiple performance measures, claw-back and retention.	No option back-dating, re-pricing or reloading
We do not permit back-dating, re-pricing of stock options, or reloading of stock options. No stock options are granted with exercise price that are below the closing price of PHH stock on date of grant.
Retain an independent compensation consultant
	The HC&CC retained the services of Frederic W. Cook & Co., Inc. ("Frederic W. Cook"), which does not provide any other services to PHH and reports directly to the Chair of the HC&CC. The HC&CC also relied on the services of Pillsbury Winthrop Shaw Pittman LLP to provide legal advice and counsel on select executive and director compensation related items connected with the Fleet sale.	No hedging or pledging	We prohibit hedging and/ or pledging shares of our stock as collateral for loans or other reasons by our non-employee directors and executive officers.

What we do		What we don't do
Caps on annual incentives and long-term awards	Our practice under the Annual Incentive Program is to provide for a maximum payout opportunity at 150% of the target incentive, absent exceptional and unusual circumstances, and our current equity and incentive plan limits maximum shares allowable to any individual at 2,500,000 during any 36 month period.	No enhanced retirement benefits	No enhanced retirement formulas or inclusion of long-term incentives in pension calculations and no supplemental executive retirement plans
Share ownership and retention policy
	NEOs who receive equity awards are prohibited from disposing of them other than to meet related tax obligations until they reach the ownership requirements of five times base salary for CEO and four times base salary for other NEOs.	No employment agreements	All executives are employed at will and are eligible for severance benefits under an HC&CC approved severance plan.
Limit equity based compensation to only the senior most members of management	Burn rate for equity granted in 2014 amounted to less than 0.8% of basic shares outstanding as of 12/31/14	No golden parachute payments
The provisions in our executive compensation programs for a termination without cause are designed to avoid excessive compensation payments as currently defined under section 280G of the Internal Revenue Code.

  Parties involved in the Corporate Governance of our Executive Compensation Programs

        The governance of our Executive Compensation Programs generally occurs through interaction of three groups: the HC&CC, management and Frederic W. Cook. On occasion, and as appropriate, the HC&CC may enlist the advice of independent counsel to the Board, or engage its own independent counsel specializing in executive and non-employee director compensation matters.

  Role of the HC&CC

  •
  The HC&CC is responsible for overseeing the development and approval of our compensation and benefits policies and programs. The HC&CC, consisting of four independent directors, is responsible for the review and approval of all aspects of our executive compensation program, with the exception of the approval of our CEO's compensation. Among its duties, the HC&CC formulates recommendations to the Board for our CEO compensation and reviews and approves all compensation recommendations for the other NEOs. The HC&CC's review for NEOs also includes:

  •
  Approval of corporate incentive goals and objectives relevant to compensation;

    •
    Evaluation of individual performance results in light of these goals and objectives;

    •
    Evaluation of the competitiveness of each NEO's total compensation; and

    •
    Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

  Role of Management

  •
  Our CEO makes recommendations to the HC&CC as it relates to the compensation of NEOs other than himself and other key employees.

  •
  Our CEO provides an annual self- assessment to the HC&CC, but otherwise is not involved in deliberations relating to his own compensation.

  Role of Frederic W. Cook

        The primary role of Frederic W. Cook is to assist the HC&CC and the Board with the evaluation of our executive compensation programs. Frederic W. Cook serves as the independent compensation consultant to the HC&CC and does not provide any other services to PHH. During 2014 Frederic W. Cook performed a number of services for the HC&CC, including but not limited to:

  •
  Reviewed and provided perspective on the ISS and Glass-Lewis reports relating to the 2014 Proxy Statement;

  •
  Reviewed and provided perspective on the appropriateness of the prior peer group and assisted in the development of the new peer group following the sale of the Fleet business;

  •
  Reviewed and provided perspective on actions relating to retention of key talent, including off-cycle long-term incentive awards to the CEO and other NEOs;

  •
  Assisted with the review and design of the 2014 EIP, which was approved by shareholders in May 2014;

  •
  Reviewed and provided perspective on the market competitiveness of the compensation provided to our NEOs against the prior and new peer groups;

  •
  Reviewed and provided perspective on the market competitiveness of the Board's compensation program; and

  •
  Assisted with the design and implementation of the new compensation plan for the non-employee directors, consistent with the 2014 EIP.

Our 2014 Compensation Program Delivered Pay-for-Performance

  Base Salaries

        Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive's position. Current base salaries represent relative market competitive positioning, experience, tenure, performance and contributions to our success during 2013 as well as changes to roles in 2014.

Name	Title	2013 Annualized Base Salary as of 12/31/13	2014 Annualized Base Salary as of 12/31/14	Percent Change
Glen A. Messina(1)	President and Chief Executive Officer	$880,000	$950,000	8.0%
Robert B. Crowl(2)	Executive Vice President and Chief Financial Officer	$465,000	$500,000	7.5%
David E. Tucker	Executive Vice President, PHH Mortgage	$588,000	$588,000	N/A
William F. Brown(2)	SVP, General Counsel and Secretary	$360,360	$395,000	9.6%
Richard J. Bradfield	Senior Vice President and General Manager, Financial Institutions	$345,000	$345,000	N/A
Kathryn M. Ruggieri(2)	Senior Vice President, Corporate Human Resources Officer	$320,000	$355,000	10.9%
Leith W. Kaplan(3)	Senior Vice President, Chief Risk & Compliance Officer	$255,000	$300,000	17.6%

(1)
Salary adjustment for Mr. Messina was approved by the Board on March 27, 2014, and brought his salary more in line with the market median and to recognize his strong performance.

(2)
Salary adjustments were approved by the HC&CC on March 20, 2014 in order to align compensation opportunity in 2014 closer to market median where material gaps existed either in total compensation or in a particular component of compensation, and where performance warranted.

(3)
Salary increase on July 21, 2014 was approved by the HC&CC to better align Mr. Kaplan's compensation with the market median after significant expansion of his responsibilities from Chief Ethics and Compliance Officer to Chief Risk and Compliance Officer. The expansion of responsibilities resulted from the elimination of the Chief Risk Officer role and the consolidation of that area of responsibility under Mr. Kaplan.

  2014 Management Incentive Plan (MIP)

        The 2014 MIP for Messrs. Messina, Crowl, Tucker, Bradfield and Brown was based on a shareholder-approved performance goal under the 2014 EIP and Section 162(m) of the Internal Revenue Code of tangible book value per basic share of $17.00 on December 31, 2014. If the goal was not met, these NEOs would not be eligible for a 2014 MIP award. We exceeded that goal substantially as our tangible book value per basic share on December 31, 2014 was $30.21.

        Each year, individual performance under the Company's management incentive plan is typically evaluated on pre-established financial and strategic objectives. Consistent with this historical practice, those objectives could result in a MIP award of 150% of the target amount for outstanding performance, absent unusual circumstances. The difference between outstanding performance based on the pre-established objectives and the maximum payment under the 162(m) performance goal is designed to allow the HC&CC to reward NEOs for extraordinary individual performance, while preserving tax deductibility. Under the 162(m) performance goal, Messrs. Messina, Crowl, Tucker, Bradfield and Brown could have received payments of up to 300% of their target under the 2014 MIP, which the HC&CC had discretion to adjust downward based on their subjective judgment as well as a variety of pre-established objectives.

        Ms. Ruggieri and Mr. Kaplan were not covered under the 162(m) portion of the 2014 MIP because, at the time 2014 MIP was established, they were not NEOs subject to Section 162(m) of the Internal Revenue Code and were not expected to become NEOs subject to 162(m). The MIP awards to Ms. Ruggieri and Mr. Kaplan were also evaluated based on the same set of pre-established objectives that informed the HC&CC's exercise of negative discretion for the other NEOs as well as the HC&CC's subjective judgment. Ms. Ruggieri and Mr. Kaplan did not receive non-performance based compensation in excess of $1,000,000 in 2014, and therefore their compensation was fully deductible, even though their awards were not subject to the 162(m) tangible book value goal.

        Consistent with historical practice, in March 2014 the HC&CC established several financial and strategic objectives for the Mortgage and Fleet businesses and the Company as a whole, including adjusted cash flow for both business lines, pre-tax core earnings and pre-tax core return on equity for the Fleet business, contribution margin and overhead costs for the Mortgage business. In addition, the 2014 MIP contained strategic objectives that related to organizational redesign, pursuing targeted growth initiatives, restructuring PLS agreements and technology transformation for the Mortgage business. In the Fleet business, the strategic objectives focused on growth initiatives, customer retention and competitive differentiation. However, in light of the sale of the Fleet business, many of these objectives could not be evaluated on a full-year basis. Instead, the HC&CC evaluated performance against these objectives for the first half of the year only and determined that performance was as follows:

Corporate/Business Line	MIP Funding for Target Performance	Performance Certified by HC&CC	Performance as a Percent of Target
Corporate	87.5%	88.7%	101.4%
Fleet	100%	101.8%	101.8%
Mortgage	75%	88.9%	118.5%

        In addition, following the sale of the Fleet business, the HC&CC recognized the need to drive performance under a different set of objectives for the second half of the year for the resulting standalone mortgage company. To accomplish this, the HC&CC did not adopt a formal plan with respect to the NEOs, but instead communicated to each of the NEOs key objectives for which negative discretion would be exercised. These objectives, which also applied to other management personnel covered under the 2014 MIP, included:

  •
  Enterprise wide re-engineering;

  •
  The restructuring of large PLS contracts;

  •
  The pursuit of focused growth actions to achieve scale;

  •
  Completing the Fleet sale transition services and separation;

  •
  Executing on capital structure commitments; and

  •
  Improving the speed, cost and quality of operations.

        The HC&CC determined that the NEOs performed admirably against these objectives, acknowledging that additional work would continue to be performed in 2015 particularly with regard to the restructuring of the PLS contracts and growth actions. Against the above objectives, the HC&CC determined that performance against these second half objectives achieved 96.1% out of a possible 100%.

        Finally, for both the CEO and other NEOs, the HC&CC also reviewed the executive's performance against individually communicated goals and demonstrated leadership competencies and then applied judgment in arriving at the level of 2014 MIP award. The HC&CC believes the consideration of both company-wide factors and individual goals enabled greater accountability for measuring performance in a dynamic environment, and allowed it to effectively assess the quality of the performance and leadership demonstrated by the management team.

        While the performance against the first half and second half objectives was considered in the process, it was not the sole or primary consideration in determining the MIP award made to any NEO. The sale of the Fleet business and the subsequent re-engineering of the Company made 2014 an unprecedented and unique year in our history and those accomplishments were significant in the HC&CC's determinations. Our management team successfully executed a complex strategic transaction, made the necessary changes to position the Company as a standalone mortgage company, and simultaneously maintained a focus on fundamental business performance, as demonstrated by performance against the first half and second half objectives. The HC&CC believes the combination of all three achievements created significant additional value for shareholders and was therefore worthy of special recognition. This combination of circumstances led the HC&CC to conclude that significant award levels should be granted beyond the awards that

HC&CC has historically approved for MIP performance, while maintaining compliance with Section 162(m) of the Internal Revenue Code, to the extent available. Absent another set of unusual or unique circumstances, the HC&CC does not anticipate granting MIP awards to NEOs at these levels in the foreseeable future.

        In particular, the HC&CC reviewed the contributions made by each NEO in executing against significant individual goals and the impact of the contributions on the Company as a whole, including the sale of the Fleet business. In taking this approach, the HC&CC considered the relative degree of difficulty and complexity inherent in each NEO's goals compared to what the HC&CC anticipated at the start of the year, while taking into account that significant changes were made to the pre-established factors in light of the change to a standalone mortgage company. With regard to the CEO, the HC&CC also recognized that his outstanding leadership capabilities were essential in the NEOs executing against the Company's goals and objectives. The strategic objectives that were achieved and to which all NEOs contributed include the following:

  •
  Executed the sale of the Fleet business for a price of $1.4 billion versus a book equity value of approximately $400 million;

  •
  Implemented human capital strategies to support the restructured standalone mortgage company and retain key talent, including restructuring the organization at the senior management level while retaining 100% of our target leaders through the transition;

  •
  Implemented an enterprise-wide re-engineering plan to achieve aggressive "top down" expense reduction targets in connection with re-engineering the business; and

  •
  Commenced comprehensive and complex negotiations of our PLS contracts to improve our contractual rights and remedies and deliver on the expected economic outcomes in order to satisfy the objectives of the Company and our clients.

        In addition to the above-described achievements of the NEOs as a group, the HC&CC also considered individual accomplishments that were specific to each NEO in determining the exercise of its discretion under the 2014 MIP and the ultimate amount of each NEO's MIP award. The most significant accomplishments of each NEO that the HC&CC considered in making its determinations were as follows:

  •
  Mr. Messina (i) met or exceeded all operating objectives with regard to cost and quality of business operations to include aligning staffing levels to industry volume, (ii) developed the plans necessary to reposition the Company for the purchase mortgage cycle, including restructuring our PLS contracts, implementing enterprise wide cost re-engineering, focusing on retail purchase market growth and taking capital structure actions, (iii) formulated a capital redeployment framework that (1) has authorization for up to $450 million in share repurchases, (2) reduced our unsecured debt by $435 million, (3) reserved $350 million of capital to fund re-engineering and select focused growth initiatives and (iv) executed on several growth actions including the opening of several retail centers, adding new sub-servicing contracts and developing a retail loan origination acquisition plan.

  •
  Mr. Crowl (i) added a second mortgage servicing rights (MSR) flow sale arrangement, (ii) completed the development of an investment return strategy for the standalone mortgage company post-Fleet sale, (iii) led a very aggressive enterprise-wide "top down" re-engineering plan and met the associated expense reduction targets and (iv) developed an improved risk assessment and utilized results for development of a 2015 risk based internal audit plan.

  •
  In the first half of 2014, Mr. Tucker led the Mortgage business and helped construct a comprehensive transformation plan. Following the sale of the Fleet business, in the second half of 2014 Mr. Tucker focused exclusively on the renegotiation of the Company's PLS contracts to improve our contractual rights and remedies and deliver on the expected economics in order to satisfy the objectives of the Company and our clients.

  •
  Mr. Brown (i) actively managed and led the external legal advisory team in evaluating the separation or sale of our businesses, leading to the negotiating and signing of definitive agreements for the sale, and the closing of, the Fleet business, (ii) led the legal team in PLS contract renegotiations and growth initiatives throughout the year and (iii) led significant efforts relating to regulatory, compliance and litigation matters during a time of heightened legislative and regulatory focus on mortgage origination and servicing practices.

  •
  In the first half of 2014, Mr. Bradfield, in his role as the Treasurer of the Company, played a significant role in the evaluation and execution of the Fleet sale, including the completion of a highly complex transfer of asset-backed notes and other indebtedness in connection with the sale. Following the sale of the Fleet business, in the second half of 2014, Mr. Bradfield assumed the role of leading the Financial Institutions group and was largely responsible, in partnership with Mr. Tucker, for the renegotiation of the Company's PLS contracts to improve our contractual rights and remedies and deliver on the expected economics in order to satisfy the objectives of the Company and our clients.

  •
  Ms. Ruggieri (i) provided the necessary HR leadership to support the sale of the Fleet business and the successful separation of the Fleet and Mortgage businesses, including the evaluation of several complex compensation-related issues under various transaction scenarios, (ii) partnered with Mr. Messina to define a new leadership team for the standalone mortgage company and (iii) led and developed the human capital work stream in support of the re-engineering plan, which included advising and supporting business leaders in their development of a clean-sheet organization design.

  •
  Mr. Kaplan's duties were significantly expanded during the course of 2014, as following the Fleet sale, he took on the role of Chief Risk Officer in addition to his already-existing duties of Chief Compliance Officer. In his performance of these duties, Mr. Kaplan supported the risk assessment and development of mitigation strategies for all re-engineering plans, individually and in the aggregate, and redesigned the third party risk model to more efficiently address the exposure of a standalone mortgage company.

        In light of the objectives achieved, the HC&CC determined that it would be appropriate to deliver incentive opportunity in a manner that would recognize the significance of the sale of the Fleet business, the subsequent re-engineering and the performance of the remaining business as well as individual NEO contributions in what was an extraordinary year. Taking into account the totality of our business circumstances, and in light of the unique and unprecedented year, the HC&CC decided to approve the below-listed 2014 MIP awards for Messrs. Messina, Crowl, Tucker, Bradfield and Brown and to reward Ms. Ruggieri and Mr. Kaplan in a manner consistent with the aforementioned NEOs. The resulting awards are as follows:

NEO	2014 MIP Target	Actual Award for 2014 Performance (% of 2014 MIP Target)

Messina	$1,425,000	$4,100,000
		(287.7%)

Crowl	$625,000	$1,732,500
		(277.2%)

Tucker	$735,000	$2,039,625
		(277.5%)

Brown	$335,750	$620,466
		(184.8%)

Bradfield	$258,750	$597,713
		(231.0%)

Ruggieri	$266,250	$492,030
		(184.8%)

Kaplan	$164,318	$227,744
		(138.6%)

  Long-Term Incentive Awards provided during 2014

        The HC&CC administers the 2014 EIP, which provides for equity based awards, including Performance Restricted Stock Units ("PRSUs"), Time Vested Restricted Stock Units ("RSUs") and non-qualified stock options to purchase our common stock ("NQSOs"). The HC&CC considers equity based awards to our NEOs as an appropriate and effective method of retaining key management employees and aligning their interests with the interests of our stockholders. Eligibility for equity based awards, the number of shares underlying each award and the terms and conditions of each award are determined by the HC&CC upon consultation with management and the HC&CC's compensation consultant.

        As stated above, retaining key management personnel who were critical in leading the significant re-engineering and transformation work necessary following the sale of the Fleet business was a priority for the second half of 2014. The HC&CC deemed it appropriate to issue a one-time, long-term incentive retention award to such personnel that would vest over the following three years. This award was based on a determination that the award's unvested equity value, when combined with other previously granted long-term incentive awards, creates an appropriate level of on-going incentive opportunity tied to PHH stock price.

        With the exception of Mr. Messina, 100% of this one-time equity award was granted to the NEOs in the form of RSUs. Mr. Messina received a 2014 grant which was a combination of RSUs and PRSUs, with the PRSUs accounting for 75% of the target award in order to connect a significant portion of his award to stock price appreciation.

        The elements of the long-term incentive awards provided during 2014 are as follows:

2014 LTIP Award	Key Features of the Long-Term Incentive Award		NEOs Receiving
PRSUs granted on	Performance Features		• Messina
October 23, 2014		PRSUs will vest only if the Company achieves specified share price targets in the 90 days at the end of the three-year measurement period. If during that 90 day period, PHH share price averages (i) at least $30, 100% of the PRSUs will vest, (ii) less than $30 but at least $28, 50% of the PRSUs will vest and (iii) less than $28, none of the PRSUs will vest. This market condition balances the operational and profitability goals of the MIP, and ensures that our CEO understands the impact of his decisions on shareholder interests.
Vesting Features
Subject to other key provisions discussed below, the PRSUs vest and are paid on the third anniversary of the grant date.
Other Key Vesting Provisions under Select Defined Events
	1.	In the event of Mr. Messina's separation from service due to a termination of employment without cause (other than in connection with a change in control) prior to the third anniversary of the grant date, the portion of the PRSUs which may become vested, subject to achievement of the applicable performance goal, will be prorated.* Such vested stock units will be settled on the third anniversary of the grant date.

2014 LTIP Award	Key Features of the Long-Term Incentive Award		NEOs Receiving
2.
Upon the resignation of Mr. Messina for any reason on or after May 31, 2016 (other than in connection with a change in control) with at least sixty (60) days advance notice, the unvested PRSUs will, subject to achievement of the applicable performance goal, continue to vest and will be settled on the third anniversary of the grant date.
3.
All vested stock units will be settled upon Mr. Messina's separation from service that occurs within two years following the occurrence of a change in control (as defined in the award) due to one of the following:
(a) a termination of employment without cause; or
(b) resignation for good reason; or
(c) Resignation for any reason on or after May 31, 2016 with at least sixty (60) days advance notice.

	*	The denominator in the pro-rated calculation used in the event of a termination without cause is based on the days elapsed from the date of the grant to and including May 31, 2016, provided that the award may not become more than 100% vested.
Time Vested RSUs

Performance Features
The value of these RSUs are directly correlated to the performance of the Company's stock price.
Vesting Features
Subject to other key provisions described below, these RSUs vest and are paid on the anniversary of the grant date, in three stages.

Granted on September 23, 2014 • Crowl • Bradfield • Brown • Kaplan • Ruggieri
	•	For the September 23, 2014 awards, on the first, second and third anniversaries of the grant date, 25%, 35%, and 40% will vest, respectively.
	•	For the October 23, 2014 award, on the second and third anniversaries of the grant date, 50%, and 50% will vest, respectively.	Granted on October 23, 2014 • Messina
Other Key Vesting Provisions under Select Defined Events
	1.	Upon the participant's separation from service due to a termination of employment without cause prior to the third anniversary of the grant date, the participant will remain eligible to vest in a prorated portion of the RSU grant that will be calculated based on dividing the number of calendar days from and including the grant date through the separation from service date by the total number of calendar days from and including the grant date.**

2014 LTIP Award	Key Features of the Long-Term Incentive Award			NEOs Receiving
	2.	Any and all remaining RSUs shall become vested:
		(A)	in the event of the participant's death or disability during his/her service; or
		(B)	upon the participant's separation from service due to either (1) a termination of employment without cause or (2) resignation by the participant for good reason, in either case, within two years following the occurrence of a change of control (as defined in the award) that occurs during the participant's service.

	**	Ms. Ruggieri's September 23, 2014 RSU award provides for the denominator in the pro-rated calculation used in the event of a termination without cause to be based on the days elapsed from the date of the grant to the second anniversary of the grant date, provided that the award may not become more than 100% vested. Additionally, it provides for continued vesting of the award upon the resignation of Ms. Ruggieri for any reason on or after September 23, 2016, provided Ms. Ruggieri provides PHH with at least sixty days advance notice and that she complies with all applicable restrictive covenants from her separation from service through the applicable vesting date.
**
Mr. Messina's October 23, 2014 RSU award provides for the denominator in the pro-rated calculation used in the event of a termination without cause to be based on the days elapsed from the date of the grant to and including May 31, 2016, provided that the award may not become more than 100% vested. Additionally, it provides for continued vesting of the award upon the resignation of Mr. Messina for any reason on or after May 31, 2016, provided Mr. Messina provides PHH with at least sixty days advance notice and that he complies with all applicable restrictive covenants from his separation from service through the applicable vesting date.

        The chart below shows the LTIP awards provided to our NEOs during 2014.

Name	2014 Annualized Base Salary as of 12/31/2014 ($)	Number of RSUs Granted(1) (#)	Target Number of PRSUs Granted(1) (#)	Total Grant Date Fair Value of 2014 LTIP Grants ($)	LTIP Grant Date Fair Value as a Percent of Annualized Base Salary
Glen A. Messina	950,000	40,949	122,848	2,329,600	245%
Robert B. Crowl	500,000	92,709	—	2,101,713	420%
David E. Tucker(2)	588,000	0	—	0	0%
William F. Brown	395,000	26,689		605,040	153%
Richard J. Bradfield	345,000	29,750	—	674,433	195%
Kathryn M. Ruggieri	355,000	21,288	—	482,599	136%
Leith W. Kaplan	300,000	21,800	—	494,206	165%

(1)
Awards for all NEOs listed above were granted on September 23, 2014 with the exception of Mr. Messina's awards granted October 23, 2014.

(2)
Mr. Tucker was not provided a long-term incentive award based on the anticipated elimination of his role effective January 31, 2015.

  The Sale of the Fleet Business Resulted in the Closure of the Performance Measurement Period for the November 2013 Long-Term Incentive Awards

        The sale of the Fleet business resulted in the closure of the performance measurement period per the terms of the PRSU awards provided to Messrs. Messina, Tucker, Crowl and Bradfield in November 2013. As described in the 2014 Proxy Statement, 50% of this PRSU award vests based on the Company's Total Shareholder Return (TSR) vs. the KBW Bank Index and the other half is based on our Compounded Annual Growth Rate (CAGR) of Tangible Book Value per share. Moreover, each performance component provided the opportunity to earn up to 150% of the target number of PRSUs. The HC&CC reviewed performance against each of these components and determined that these awards earned 75% of the target value as a result of the following performance:

  •
  0% achievement vs. TSR (Actual TSR of –4.4% and 12th percentile; vs. threshold TSR of 33rd percentile)

  •
  150% achievement vs. CAGR (Actual of 14.1% vs. target of 3.0% and max of 7%)

        As a result of the above determination, and subject to continued employment and terms of the award, Messrs. Messina, Tucker, Crowl and Bradfield are eligible to receive cash payments equal to 75% of the target number of original PRSUs granted based on our trading price on November 10, 2016. Based on the terms of the award, due to Mr. Tucker's termination from employment, his award is settled in cash on July 31, 2015, based on the trading price of our stock on January 30, 2015.

  Total Compensation of Our Chief Executive Officer

        Mr. Messina completed his third full year as CEO on January 3, 2015 and has led PHH through a period of significant and difficult changes as the mortgage industry adapts from a refinance to purchase cycle with significantly lower volumes, while at the same time absorbing significant regulatory changes. Throughout this period of change, PHH continues to execute and make progress against financial, strategic and operational initiatives, positioning the Company to pursue growth opportunities entering 2015. The HC&CC and the Board did the following in connection with Mr. Messina's 2014 compensation:

  •
  In March 2014, the HC&CC reviewed Mr. Messina's 2014 compensation opportunity in the context of both his 2013 performance and market data. The HC&CC examined his compensation relative to that of other CEO's in our peer group at the time. This review revealed Mr. Messina's salary and annual incentive opportunity lagged the median of the peer group. The HC&CC recommended and the Board approved an increase of 8% to Mr. Messina's 2014 salary and MIP target in order to bring both his salary and annual cash incentive target in line with market median.

  •
  In October of 2014, the HC&CC determined that it was appropriate, given the leadership necessary to face the challenges of new standalone mortgage company and as a means of retention, to award Mr. Messina a one-time LTIP grant consisting 75% of PRSUs and 25% of time vested RSUs. Consistent with the HC&CC's recommendation and Board approval, the HC&CC granted an award which carried a fair market value of $2.3 million.

  •
  In February 2015, the HC&CC reviewed full year 2014 performance and determined that Mr. Messina's performance warranted an overall "Exceeds" rating. The HC&CC recommended and the Board approved an award of 288% of his 2014 MIP target, as described earlier.

        The chart below summarizes the year over year impact on Mr. Messina's compensation including the impact of the "off-cycle" LTIP grants in 2013 and 2014.

Total Direct Compensation Comparison between 2013 and 2014 for Mr. Messina

Direct Compensation:	2013	2014	% Change	Comments
Salary as of December 31	$880,000	$950,000	8.0%	Salary increase effective 3/27/14
MIP Target	$1,320,000	$1,425,000	8.0%	MIP Target adjusted on 3/27/14
MIP Paid	$990,000	$4,100,000	314%	Performance Year 2014 MIP is 288% of his target based on HC&CCs assessment of overall performance
MIP as % of Target:	75%	288%	284%

Total Cash	$1,870,000	$5,050,000	170%
Annual LTIP Tranche Grant
Target Fair Market Value:	$1,647,993	$0	–100%	LTIP award granted on 3/29/13
# of PRSUs granted	50,091	0	–100%
# of NQSOs granted	97,604	0	–100%
Total Direct Compensation:	$3,517,993	$5,050,000	44%

"Off cycle" LTIs Grants:
October 2014 LTIP Award Fair Market Value:	—	$2,329,600		One-time award granted on 10/23/14 to promote retention during the transformation period after the sale of the Fleet business
# of PRSU's granted	—	122,848		0% vest if average stock price in final 90 days of 3 year measurement period from date of grant is not at least $28; 50% vest if price is between $28 and $29.99; 100% vest if stock price is $30 or greater
# of RSUs granted	—	40,949		50% vest 24 months from grant, 50% vest 36 months from grant
Nov 2013 LTIP Tranche Target Fair Market Value:	$2,387,969	—		LTIP award granted on 11/27/13 in lieu of grants that were anticipated to be made Q1 2014.
# of PRSU's granted	53,602	—		50% TSR vs. KBW Bank Index, 50% CAGR on Tangible Book Value per Diluted Share
# of RSUs granted	53,602	—		40% vest 18 months from grant, 60% vest 36 months from grant
Total Off Cycle Grants:	$2,387,969	$2,329,600	–2%

All in Direct Compensation:	$5,905,962	$7,379,600	25%	Sum of Total Direct Compensation and Total Off Cycle Grants

  Retirement Benefits

        All of our NEOs are eligible to participate in the PHH Corporation Employee Savings Plan (the "PHH Savings Plan") on the same basis as other employees during the term of their employment. The PHH Savings Plan is intended to be a tax qualified retirement savings plan that provides for employee contributions made on a pre-tax basis and matching contributions based on a portion of the employee's compensation contributed to the PHH Savings Plan up to the statutory limit. The matching contribution percentage under the PHH Savings Plan is 4% of the employee's compensation contributed to the PHH Savings Plan up to the statutory limit. See "All Other Compensation" in Footnote 6 under "—Summary Compensation Table" for more information regarding matching contributions to the PHH Savings Plan made on behalf of each Named Executive Officer.

        In addition, Messrs. Bradfield and Brown participate in the PHH Corporation Pension Plan, which is a defined benefit pension plan and is intended to be tax qualified. The PHH Corporation Pension Plan ceased benefit accruals for most participants, including Messrs. Bradfield and Brown, as of December 31, 1999. See "Pension Benefits" below for more information regarding benefits available to Messrs. Bradfield and Brown under this plan.

  Perquisites and Other Compensation

        The HC&CC reviews the appropriateness of perquisites each year. During 2014 we provided only two perquisites to our NEOs consisting of the use of company vehicles and financial planning services. However, we took steps to eliminate the vehicle program, effective January 1, 2015, given we are no longer in the fleet management business. In connection with the termination of this program, we provided executives who were availing themselves of the program (and who were anticipated to remain employed beyond January 2015) with a one-time cash payment equal to the fair market value of the lease term of their vehicle. They had the choice of then applying this payment to the fair market purchase price of the vehicle, or returning the vehicle. Any cash value provided to our NEOs is captured in "other compensation" column of the Summary Compensation Table, as well as in the "Company Car and Fuel" column within the "All Other Compensation" table. We did not provide tax reimbursements on the foregoing perquisites. NEOs are also entitled to participate in various employee benefit plans available generally to all employees on a non-discriminatory basis.

  Change in Control and Other Severance Arrangements

        Our executive severance program has the following elements:

  •
  Certain members of the executive leadership team, including NEOs and other key employees, are eligible to participate in our Tier I Severance Plan, depending upon whether they were required to execute restrictive covenants that include non-competition provisions as a condition of participating in the long term incentive program.

  •
  In the event of a termination without cause, a participant in the Tier I Severance Plan is entitled to receive severance benefits as described below, provided a general release agreement is executed.

  •
  Severance benefits under the Tier I Severance Plan include: bi-weekly salary continuation for either one or two years which runs concurrent with the duration of the restrictive covenant agreements executed as a condition of participation in the long term incentive program; outplacement assistance services not to exceed $17,000 to be used within 24 months of the separation from employment; and a payment equal to the cost of COBRA coverage during the duration of the restrictive covenants.

        We also maintain a general severance program for our employees, including senior level executives who are not eligible for Tier I Severance Plan benefits, that provides for salary continuation for a period of time following an involuntary separation from employment for certain reasons. The amount of severance for which an employee may be eligible is based on tenure and the employee's position and is conditioned upon execution of a general release agreement. No employee under the general severance program may receive more than one year of severance, regardless of tenure or position.

        On January 31, 2015, Mr. Tucker's employment with PHH ended as a result of a job elimination. As a result, Mr. Tucker is eligible for twenty-four (24) months of severance benefits under the terms of the Tier I Severance Plan described above.

        Beginning with the 2014 EIP, unvested equity based awards do not automatically vest, or in the case of stock options, become exercisable, upon the occurrence of a change in control (as defined in the 2014 EIP), unless otherwise provided in an award. See below for additional information regarding payments in the event of a change in control or other termination of employment for each NEO.

  Deductibility of Executive Compensation

        The HC&CC believes that it is in the best interests of our stockholders to provide tax deductible compensation when consistent with meeting our key strategic and operational goals and with our pay for performance compensation philosophy. The 2014 MIP permits, but does not require, the granting of awards that qualify as performance-based compensation for purposes of satisfying the conditions of Internal Revenue Code Section 162(m). Accordingly, where it is deemed necessary and in our best interests to attract and retain the best possible executive talent and to motivate such executives to achieve the goals inherent in our business strategy, the HC&CC may approve compensation to executive officers that exceed the limits of deductibility imposed by Section 162(m). The 2014 MIP was specifically designed, approved and implemented for favorable tax treatment under Section 162(m) at the time it was granted. The HC&CC retains the ability to exercise its judgment to make awards that it believes are in the best interests of shareholders, even if those awards do not result in favorable tax treatment. The compensation paid to all of our NEOs in 2014 was fully tax deductible.

Compensation Risk Assessment

        Our compensation programs are structured so that a considerable amount of the compensation of our executives is tied to our long-term health as a company, which encourages risk oversight. We believe our compensation programs avoid the type of disproportionately large short-term incentives that could encourage executives and other employees to take risks that may not be in our long-term interests, include risk management in the individual objectives of executives and other key employees to align them with incentive payouts, and provide incentives to manage for long-term performance. The HC&CC believes this combination of factors encourages our executives and other employees to manage our businesses in a prudent manner.

        In 2014 we conducted a risk assessment of our compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on us. The risk assessment determined that our compensation programs do not encourage excessive or unnecessary risk taking and are not reasonably likely to have a material adverse effect on us. While risk taking is a necessary part of profitable growth, the HC&CC has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us, as follows:

  •
  Limits on MIP awards.  The HC&CC has discretion in determining reductions in the size of MIP awards based on those factors it deems appropriate, including whether an executive has caused us to incur unnecessary or excessive risk (performance below the Threshold performance level does not result in payouts). The 2014 MIP also has "gates" related to cash flow and other key business needs to ensure that payouts are not made unless we are able to meet other liquidity and operational business obligations. Further, senior executive officers have specific risk components embedded in their individual performance criteria.

  •
  Use of Long-Term Incentive Compensation.  Equity based long-term incentive compensation that vests over a period of years, including awards with performance objectives, is a component of senior executive compensation. This vesting period encourages our executives to focus on sustaining our long-term performance.

  •
  Multi-level Review and Oversight.  We have multi-level review and oversight of our business operations and compensation processes in order to mitigate the possibility of employees receiving rewards for engaging in short-term, unsustainable performance decisions.

        We have other compensation risk governance practices in place as well. Our Chief Risk and Compliance Officer is responsible for analyzing the risks our compensation programs may present in light of our operations and processes, including any mitigation factors that exist. The HC&CC considers this input in the design of our compensation programs as they are being developed. Additionally, the HC&CC consults with the Board's Audit Committee and Finance, Compliance & Risk Management Committee, as appropriate, regarding any risks presented by the compensation programs. The Finance, Compliance & Risk Management Committee, consistent with its charter, also coordinates with the HC&CC to review the compensation risk assessment on an annual basis.

Compensation Committee Interlocks and Insider Participation

        The HC&CC consists entirely of "outside directors" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code, "non-employee directors" under SEC Rule 16b-3, and "independent" directors as affirmatively determined by the Board pursuant to the NYSE Listing Standards and our categorical Independence Standards. The current members of the HC&CC are the individuals named as signatories to the Compensation Committee Report set forth above. None of the individuals that served on the HC&CC during 2014 are former officers or employees of the Company.

SUMMARY COMPENSATION TABLE

        The information below sets forth the compensation awarded to, earned by, or paid to, our "Named Executive Officers" as defined in Item 402 of Regulation S-K. The form and amount of the compensation awarded to, earned by, or paid to, our Named Executive Officers for the year ended December 31, 2014, was determined by the HC&CC. The amounts included in the "Stock Awards," "Option Awards" and "Total" columns reflect the aggregate grant date fair value of equity based compensation awards made during a given year in accordance with SEC rules, as opposed to the amount of equity based compensation expense recognized by us during such year or the amount of value actually realized from equity based compensation awards during such year by the particular Named Executive Officer. Accordingly, the amounts in the "Total" column do not necessarily reflect either the compensation expense recognized by us for a given year or the value actually realized from equity based compensation awards by our Named Executive Officers for a given year, either of which may be substantially greater or less than the amounts included in the "Total" column below. See the "Option Exercises and Stock Vested During 2014" table below for information concerning the amount of value actually realized during 2014 by our Named Executive Officers from equity based compensation awards.

Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)		All other Compensation ($)(6)	Total ($)
Glen A. Messina	2014	930,346		2,329,600	—	4,100,000	—		64,865	7,424,811
President and Chief Executive	2013	857,231		2,935,965	1,099,997	990,000	—		17,075	5,900,268
Officer	2012	795,769	208,600	1,617,700	4,399,994	1,391,400	—		17,287	8,430,750
Robert B. Crowl	2014	490,846	130,000	2,101,713	—	1,732,500	—		53,100	4,508,159
Executive Vice President and	2013	446,500	—	1,039,063	302,239	348,750	—		15,600	2,152,152
Chief Financial Officer	2012	256,923	—	219,168	459,996	308,141	—		15,250	1,259,478
David E. Tucker(7)	2014	588,000	—	—	—	2,039,625	—		24,742	2,652,367
Executive Vice President,	2013	580,031	—	1,471,660	470,399	551,250	—		32,135	3,105,475
PHH Mortgage	2012	323,077	531,853	822,375	1,697,990	141,497	—		50,000	3,566,792
William F. Brown	2014	385,940	110,000	605,040	—	620,466	36,069		75,459	1,832,974
Senior Vice President, General	2013	360,360	—	809,757	180,173	202,703	—	(8)	32,703	1,585,696
Counsel and Secretary	2012	354,420	13,580	82,360	180,178	271,595	27,744		31,405	961,282
Richard J. Bradfield	2014	345,000	70,000	674,433	—	597,713	4,519		63,540	1,755,205
Senior Vice President and General	2013	340,731	—	834,648	267,369	194,063	—	(8)	33,038	1,669,849
Manager, Financial Institutions	2012	304,557	55,067	116,909	255,748	260,888	2,956		32,885	1,029,010
Kathryn Ruggieri	2014	345,846	316,015	482,599	—	246,015	—		55,188	1,445,663
Senior Vice President and	2013	331,766	—	763,755	127,993	151,200	—		13,265	1,387,979
Chief Human Resources Officer	2012	215,492	—	—	—	134,200	—		—	349,693
Leith W. Kaplan	2014	272,423	75,915	494,206	—	151,829	—		51,373	1,045,746
Senior Vice President and	2013	249,325	—	438,112	76,489	114,750	—		19,546	898,222
Chief Risk and Compliance Officer	2012	233,308	—	26,856	58,756	89,942	—		18,822	427,684

Notes:

(1)
Amounts shown in this column represent discretionary bonus amounts awarded to Named Executive Officers. In particular, on July 11, 2014 the HC&CC approved transaction awards for certain NEOs in connection with work associated with executing the Fleet business sale. The size of the awards was correlated to the degree of sustained involvement and criticality to the success of the transaction. These transaction awards ranged between 20% and 28% of the NEOs salary and were received by the following NEOs: Mr. Crowl $130,000; Mr. Brown $110,000; Mr. Bradfield $70,000 and Ms. Ruggieri $70,000. In addition, as approved by the HC&CC on February 25, 2015 concurrently with their 2014 MIP, Ms Ruggieri and Mr. Kaplan received compensation in the amount of $246,015 and $75,915, respectively. These amounts for Ms. Ruggieri and Mr. Kaplan represent the value of their awards in excess of amounts otherwise payable to them pursuant to the 2014 MIP and were part of the total incentive payment the HC&CC approved for them in connection with their performance consistent with the methodology applied to other NEOs who were covered under 162(m) portion of the 2014 MIP as described earlier in the "2014 Performance Results and link to NEOs 2014 MIP" section of this Proxy Statement.

(2)
Amounts shown in this column reflect the aggregate grant date fair value of equity based compensation awards to our NEOs, in the form of common stock or RSUs. See Note 17, "Stock Based Compensation," in the Notes to Consolidated Financial Statements included in the 2014 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity based compensation awards.

(3)
Amounts shown in this column reflect the aggregate grant date fair value of equity based compensation awards to our Named Executive Officers in the form of stock options. See Note 17 "Stock Based Compensation" in the Notes to Consolidated Financial Statements included in the 2014 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity based compensation awards. No Option Awards were issued in 2014.

(4)
The amounts in this column for 2014 represent awards under the MIP. See "—Compensation Discussion and Analysis—2014 Management Incentive Plan (MIP)" for more information and in the case of Ms. Ruggieri in 2012 a performance based cash unit award granted under the 2005 EIP and as described further in the Outstanding Equity Awards at Fiscal Year-End 2014 table.

(5)
The 2014 amounts in this column reflect the change in the actuarial present value of the accumulated benefit under the PHH Corporation Pension Plan. The PHH Corporation Pension Plan has been frozen and the final average compensation and years of service is based on the years of service and compensation earned prior to December 31, 1999. See "Pension Benefits" for additional information regarding the benefits accrued for Mr. Bradfield and Mr. Brown and see Note 11, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2014 Annual Report for more information regarding the calculation of our pension costs.

(6)
Amounts included in this column for 2014 are set forth in the supplemental "All Other Compensation" table below.

(7)
As a result the consolidation of the mortgage and corporate segments following the sale of the Fleet business, Mr. Tucker resigned as an executive officer of PHH Corporation on July 21, 2014. Mr. Tucker continued his employment at the Company's request until January 31, 2015 in order to focus exclusively on the critical priority of leading renegotiation of our PLS contracts. In consideration of Mr. Tucker's strong performance during 2014, the Committee waived the MIP service requirement that he be employed when the performance metrics are certified in order to be eligible for a payment.

(8)
The actuarial present value of accumulated benefits under the PHH Corporation Pension Plan as of December 31, 2013 for Messrs. Brown and Bradfield reflected decreases of $13,802 and $2,376, respectively, as compared to the actuarial present value of their accumulated benefits as of December 31, 2012.

All Other Compensation

        The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Summary Compensation Table above.

Name	401(k) Matching Contributions(a)	Financial Planning Services(b)	Company Car and Fuel(c)	Other	Total
Glen A. Messina	$0	$0	$64,865	$0	$64,865
Robert B. Crowl	$0	$0	$53,100	$0	$53,100
David E. Tucker	$10,400	$0	$14,342	$0	$24,742
William F. Brown	$10,024	$9,005	$56,430	$0	$75,459
Richard J. Bradfield	$10,400	$12,015	$41,125	$0	$63,540
Kathryn Ruggieri	$6,188	$0	$49,000	$0	$55,188
Leith W. Kaplan	$8,911	$0	$42,462	$0	$51,373

(a)
Reflects matching contributions made under the PHH Corporation Employee Savings Plan. Following the completion of one year of service, matching contributions are available to all of our employees. PHH will match employee contributions dollar-for-dollar up to the lesser of the first four percent of eligible compensation and the statutory limit of $10,400.

(b)
Reflects the value of financial planning services utilized by certain of our Named Executive Officers.

(c)
Reflects the aggregate lease value of company cars and cash payments made to NEOs in October 2014 in connection with the termination of the Executive Car Program post the sale of the Fleet business.

GRANTS OF PLAN BASED AWARDS DURING 2014

		Estimated Future Payouts Under Non-Equity Incentive Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All other Option Awards: Number of securities underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
									All other Stock Awards: Number of Shares or Stock Units(3)
Name	Grant Date	Threshold ($)	Target(1) ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Glen A. Messina	3/27/2014	0	1,425,000	4,275,000	(4)	—	—	—	—	—	—	—
	10/23/2014	—	—	—		61,424	122,848	122,848	—	—	—	1,390,639
	10/23/2014	—	—	—		—	—	—	40,949	—	—	938,961
Robert B. Crowl	3/27/2014	0	625,000	1,875,000	(2)	—	—	—	—	—	—	—
	9/23/2014	—	—	—		—	—	—	92,709	—	—	2,101,713
David E. Tucker	3/27/2014	0	735,000	2,205,000	(2)	—	—	—	—	—	—	—
William F. Brown	3/27/2014	0	335,750	1,007,250	(2)	—	—	—	—	—	—	—
	9/23/2014	—	—	—		—	—	—	26,689	—	—	605,040
Richard J. Bradfield	3/27/2014	0	258,750	776,250	(2)	—	—	—	—	—	—	—
	9/23/2014	—	—	—		—	—	—	29,750	—	—	674,433
Kathryn M. Ruggieri	3/20/2014	0	266,250	399,375		—	—	—	—	—	—	—
	9/23/2014	—	—	—		—	—	—	21,288	—	—	482,599
Leith W. Kaplan	3/20/2014	0	164,318	246,477		—	—	—	—	—	—	—
	9/23/2014	—	—	—		—	—	—	21,800	—	—	494,206

(1)
Represents awards under the 2014 MIP where opportunity ranges between 0–150% of target.

(2)
Represents PRSUs granted to Mr. Messina on October 23, 2014 under the 2014 EIP which are subject to continued employment and certain other conditions. See "Compensation Discussion and Analysis—Long-Term Incentive Awards provided during 2014" above for a detailed description of these PRSUs.

(3)
Represents awards of RSUs granted during 2014 under the 2014 EIP which are subject to continued employment and certain other conditions. See "Compensation Discussion and Analysis—Long-Term Incentive Awards provided during 2014" above for a detailed description of these RSUs.

(4)
Represents the maximum award opportunity based on achievement of 162(m) Performance Goal.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

        The following table sets forth the outstanding equity awards for each of our Named Executive Officers as of December 31, 2014:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Glen A. Messina	—		400,000	(2)	—	14.22	2/19/2022	—		—	—		—
	—		145,772	(3)	—	20.30	9/27/2022	—		—	—		—
	—		97,604	(4)	—	21.96	3/29/2023	—		—	—		—
	—		—		—	—	—	53,602	(5)	1,284,304	—		—
	—		—		—	—	—	40,949	(6)	981,138	—		—
	—		—		—	—	—	—		—	67,979	(7)	1,628,777
	—		—		—	—	—	—		—	24,384	(8)	584,241
	—		—		—	—	—	—		—	16,530	(9)	396,059
	—		—		—	—	—	—		—	40,201.5	(10)	963,228
											61,424	(11)	1,471,719
Robert B. Crowl	—		24,213	(12)	—	16.34	6/6/2022	—		—	—		—
	—		25,267	(3)	—	20.30	9/27/2022	—		—	—		—
	—		26,818	(4)	—	21.96	3/29/2023	—		—	—		—
	—		—		—	—	—	20,369	(13)	488,041	—		—
	—		—		—	—	—	92,709	(16)	2,221,308	—		—
	—		—		—	—	—	—		—	4,079	(14)	97,733
	—		—		—	—	—	—		—	4,226	(8)	101,255
	—		—		—	—	—	—		—	4,541	(9)	108,802
	—		—		—	—	—	—		—	15,276.75	(15)	366,031
David E. Tucker	—		151,331	(17)	—	16.34	6/5/2016	—		—	—		—
	—		43,537	(3)	—	20.30	1/31/2016	—		—	—		—
	—		41,739	(4)	—	21.96	1/31/2016	—		—	—		—
	—		—		—	—	—	28,366	(13)	679,649	—		—
	—		—		—	—	—	—		—	25,499	(18)	610,956
	—		—		—	—	—	—		—	7,282	(8)	174,477
	—		—		—	—	—	—		—	7,068	(9)	169,349
	—		—		—	—	—	—		—	21,274.5	(15)	509,737
William F. Brown	19,320	(19)	—		—	16.55	3/25/2019	—		—	—		—
	17,216	(20)	—		—	20.00	11/14/2021	—		—	—		—
	—		17,510	(3)	—	20.30	9/27/2022	—		—	—		—
	—		15,987	(4)	—	21.96	3/29/2023	—		—	—		—
	—		—		—	—	—	30,875	(13)	739,765	—		—
	—		—		—	—	—	26,689	(16)	639,468	—		—
	—		—		—	—	—	—		—	2,928	(8)	70,155
	—		—		—	—	—	—		—	2,707	(9)	64,860
Richard J. Bradfield	—		24,854	(3)	—	20.30	9/27/2022	—		—	—		—
	—		23,724	(4)	—	21.96	3/29/2023	—		—	—		—
	—		—		—	—	—	16,081	(13)	385,301	—		—
	—		—		—	—	—	29,750	(16)	712,810	—		—
	—		—		—	—	—	—		—	4,157	(8)	99,602
	—		—		—	—	—	—		—	4,017	(9)	96,247
	—		—		—	—	—	—		—	12,060.75	(15)	288,976
Kathryn M. Ruggieri	—		11,357	(4)	—	21.96	3/29/2023	—		—	—		—
	—		—		—	—	—	30,017	(13)	719,207	—		—
	—		—		—	—	—	21,288	(16)	510,060	—		—
											2,151	(21)	51,538
	—		—		—	—	—	—		—	1,923	(9)	46,075

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Leith W. Kaplan	—	5,710	(3)	—	20.30	9/27/2022	—		—	—		—
	—	6,787	(4)	—	21.96	3/29/2023	—		—	—		—
	—	—		—	—	—	17,153	(13)	410,986	—		—
	—	—		—	—	—	21,800	(16)	522,328	—		—
	—	—		—	—	—	—		—	955	(8)	22,882
	—	—		—	—	—	—		—	1,149	(9)	27,530

(1)
Calculated using the closing price of PHH common stock on December 31, 2014 ($23.96 per share)

(2)
Represents NQSO award granted to Mr. Messina on February 19, 2012 under the 2005 EIP as part of his promotional compensation package associated with becoming CEO. This award vested on February 19, 2015, at which time these options became fully exercisable.

(3)
Represents NQSOs granted on September 27, 2012 under the 2005 EIP which are subject to continued employment and other plan provisions and which are scheduled to vest on September 27, 2015. In the case of Mr. Tucker, only 50% of the NQSOs listed above will remain eligible for vesting based on the terms and conditions of the award as a result of his termination date at the end of January 2015. In addition, per the terms of the award, Mr. Tucker will have one year from his date of termination to exercise the options, otherwise they will expire.

(4)
Represents NQSOs granted on March 29, 2013 under the 2005 EIP which are subject to continued employment and other plan provisions and which are scheduled to vest on March 29, 2016. In the case of Mr. Tucker, 50% of the NQSOs listed above will remain eligible for vesting based on the terms and conditions of the award as a result of his termination date at the end of January 2015. In addition, per the terms of the award, Mr. Tucker will have one year from his date of termination to exercise the options, otherwise they will expire.

(5)
Represents awards of RSUs granted on November 27, 2013 under the 2005 EIP which are subject to continued employment and other plan provisions, 40% of which vest 18 months from the date of grant and 60% of which vest 36 months from the date of grant.

(6)
Represents awards of RSUs granted on October 23, 2014 under the 2014 EIP which are subject to continued employment and other plan provisions as described further in the "Grants of Plan Based Awards During 2014". The RSUs vest 50% on the second anniversary of the grant, and 50% on the third anniversary of the grant.

(7)
Represents PRSUs granted to Mr. Messina on February 19, 2012 under the 2005 EIP pursuant to his promotional compensation package associated with becoming CEO. On February 25, 2015, the HC&CC reviewed the performance provisions of this grant and determined that performance of PHH stock in the final 90 days leading up to and including the third anniversary of the grant, which was February 19, 2015, did not meet the threshold criteria for vesting and thus these PRSUs were forfeited in their entirety.

(8)
Represents PRSUs granted on September 27, 2012, under the 2005 EIP which are subject to continued employment and other plan provisions and which will settle on September 26, 2015. The measurement period ("TMP") is between September 27, 2012 and September 26, 2015. The shares will settle at 33% of the original grant if the average closing fair market value of PHH common stock in the final 90 calendar days of TMP is at least $25.00 but below $30.00. If the average closing fair market value of PHH stock is $30.00 or higher in the final 90 day calendar days of TMP, 100% of the PRSUs granted will settle. Zero percent of the shares will settle if the average closing fair market value of PHH common stock in the final 90 days of TMP is below $25.00

(9)
Represents PRSUs granted on March 29, 2013 under the 2005 EIP which are subject to continued employment and other plan provisions and which will settle on March 29, 2016. TMP is between March 29, 2013 and March 29, 2016. The shares will settle at 33% of the original grant if the average closing fair market value of PHH common stock in the final 90 calendar days of TMP is at least $25.00 but below $30.00. If the average closing fair market value of PHH stock is $30.00 or higher in the final 90 day calendar days of TMP, 100% of the PRSUs granted will settle. Zero percent of the shares will settle if the average closing fair market value of PHH common stock in the final 90 days of TMP is below $25.00.

(10)
Represents units payable in cash that originated from PRSUs granted on November 27, 2013 under the 2005 EIP. Per the terms of the PRSUs and as described earlier, the sale of the Fleet business resulted in the closure of the performance period for this award. The HC&CC reviewed performance against the performance dimensions and determined that these PRSUs earned 75% of their target value. As a result of this determination, and subject to continued employment and terms of the award, Mr. Messina is eligible to receive cash payments equal to 75% of the target number of original PRSUs granted based on our trading price on November 10, 2016.

(11)
Represents PRSUs granted on October 23, 2014 under the 2014 EIP which are subject to continued employment and other plan provisions will settle on October 23, 2017 and as described further in the "Grants of Plan Based Awards During 2014". The shares will settle at 50% of the original grant if the average closing fair market value of PHH common stock in the final 90 calendar day period ending on (and including) the earlier of the third anniversary or a change in control is at least $28.00 but less than $30.00. If however, the average closing fair market value of PHH stock is $30.00 or higher in this same time period 100% of the original grant will settle. Alternatively, zero percent of the original grant will settle if the average closing fair market value of PHH common stock in the final 90 day period is below $28.00.

(12)
Represents NQSO award granted to Mr. Crowl on June 6, 2012 under the 2005 EIP which are subject to continued employment and other plan provisions and are scheduled to vest on June 6, 2015.

(13)
Represents awards of RSUs granted on November 21, 2013 under the 2005 EIP which are subject to continued employment and other plan provisions, 40% of which vest 18 months from the date of grant and 60% of which vest 36 months from the date of grant.

(14)
Represents an award of RSUs granted on June 6, 2012 under the 2005 EIP, and are subject to continued employment and other plan provisions. The final number of RSUs that will vest on June 6, 2015 will depend on the Company's average stock price in the 90 day period leading up to and including such date. If the average stock price is below $25, none of the shares will vest. If the average stock price is $25 or higher but below $30 only one-third of the shares will vest. If the share price is $30 or higher 100% of the shares will vest. Any shares not vesting will be forfeited.

(15)
Represents units payable in cash that originated from PRSUs granted on November 21, 2013 under the 2005 EIP. Per the terms of the PRSUs and as described earlier, the sale of the Fleet business resulted in the closure of the performance period for this award. The HC&CC reviewed performance against the performance dimensions and determined that these PRSUs earned 75% of their target value through the closure date. As a result of this determination, and subject to continued employment and terms of the award, the recipients are eligible to receive cash payments equal to 75% of their original target number of PRSUs granted based on our trading price on November 10, 2016. As noted earlier, subject to the terms and conditions of Mr. Tucker's award agreement, upon his termination of employment without cause on January 31, 2015, the award would be settled in cash on July 31, 2015, based on the trading price of PHH common stock on January 30, 2015.

(16)
Represents awards of RSUs granted on September 23, 2014 under the 2014 EIP which are subject to continued employment and other plan provisions as described further in the "Grants of Plan Based Awards During 2014". The RSUs vest 25% on the first anniversary of the grant, 35% on the second anniversary of the grant and 40% on the third anniversary of the grant.

(17)
Represents a NQSO award granted to Mr. Tucker on June 6, 2012 under the 2005 EIP which was subject to continued employment and certain other plan and award provisions, including amendments approved by the HC&CC on July 11, 2014 to provide for pro-rata vesting of the award in the event of Mr. Tucker's termination without cause. The NQSOs will not be exercisable until June 6, 2015 and will remain exercisable until June 5, 2016 after which they will expire.

(18)
Represents an award of RSUs granted on June 6, 2012 under the 2005 EIP and was subject to continued employment and other plan provisions, including amendments approved by the HC&CC on July 11, 2014 to provide for pro-rata vesting of the award in the event of Mr. Tucker's termination without cause prior to June 6, 2015. The final number of RSUs that Mr. Tucker will vest in on that date will depend on the Company's average stock price in the 90 day period leading up to and including June 6, 2015. If the average stock price is below $25, none of the shares will vest. If the average stock price is $25 or higher but below $30 only one-third of the shares will vest times a pro-ration factor based on date of termination. If the share price is $30 or higher 100% of the shares will vest times a pro-ration factor based on date of termination. Any shares not vesting will be forfeited.

(19)
Represents NQSO awards granted on March 25, 2009 which provided for vesting of one-third of the original amount on each anniversary of the grant date. Stock options became fully vested on March 25, 2012. These stock option awards are fully exercisable as of December 31, 2014.

(20)
Represents stock options granted on November 14, 2011 under the 2005 EIP which vested on December 31, 2013. The stock option awards are fully exercisable as of December 31, 2014.

(21)
Represents Performance Based Cash Units granted on September 27, 2012, under the 2005 EIP which are subject to continued employment and other plan provisions. The vesting of this award is subject to PHH achieving both an average pre-tax core ROE of at least 25% in the October 1, 2014 through September 30, 2015 time period as well as consolidated adjusted cash flow of at least $400 million in the October 1, 2012 through September 30, 2015 time frame. If both these measures are not achieved the award is forfeited.

OPTION EXERCISES AND STOCK VESTED DURING 2014

        The following table sets forth information for our Named Executive Officers regarding the number and value of shares of our common stock that vested and stock options that were exercised during 2014:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Glen A. Messina	249,532	1,140,901	(1)	5,666	(2)	136,097
Robert B. Crowl	—	—		—		—
David E. Tucker	—	—		—		—
William F. Brown	16,410	51,480	(3)	—		—
Richard J. Bradfield	16,663	80,463	(4)	—		—
Kathryn M. Ruggieri	—	—		—		—
Leith W. Kaplan	3,008	9,822	(5)	1,100	(6)	27,390

(1)
Represents value realized on exercising 249,532 NQSOs. In particular, the exercise of 185,000 NQSOs granted to Mr. Messina on July 28, 2011 with an exercise price of $18.53 as well as the value realized on the exercise of 64,532 NQSOs granted to him on November 14, 2011 with an exercise price of $20.00. Mr. Messina executed these transactions on August 13, 2014 using a cashless hold exercise.

(2)
These shares were part of the RSU award granted to Mr. Messina on July 28, 2011 under the 2005 EIP which are subject to continued employment and other plan provisions. 5,667 RSUs vested July 28, 2012, 5,667 RSUs vested July 28, 2013, and 5,666 RSUs vested July 28, 2014. Each RSU represents the right to receive one share of our common stock upon vesting.

(3)
Represents value realized on exercising 16,410 NQSOs. In particular, the exercise of 16,410 NQSOs granted to Mr. Brown on March 3, 2005 with an exercise price of $20.775 Mr. Brown executed these transactions on August 8, 2014 using a cashless hold exercise.

(4)
Represents value realized on exercising 16,663 NQSOs. In particular, the exercise of 9,846 NQSOs granted to Mr. Bradfield on March 3, 2005 with an exercise price of $20.775 as well as the value realized on the exercise of 6,817 NQSOs granted to him on March 25, 2009 with an exercise price of $16.548. Mr. Bradfield executed these transactions on August 8, 2014 using a cashless hold exercise.

(5)
Represents value realized on exercising 3,008 NQSOs granted to Mr. Kaplan on March 3, 2005 with an exercise price of $20.775. Mr. Kaplan executed this transaction on August 8, 2014 using a cashless hold exercise.

(6)
These shares represent the final vesting of the RSU award granted to Mr. Kaplan on March 25, 2009 under the 2005 EIP which are subject to continued employment and other plan provisions.

 PENSION BENEFITS

        The following table sets forth information relating to the PHH Corporation Pension Plan, which is a defined benefit plan adopted as of our spin-off from Cendant Corporation (now known as Avis Budget Group, Inc.) in 2005. The PHH Corporation Pension Plan has been frozen for all participants, and no further benefits are accruing under such plan. The only two NEOs eligible for pension benefits under the PHH Corporation Pension Plan are Messrs. Bradfield and Brown. The PHH Corporation Pension Plan assumed all liabilities and obligations owed to participants that were actively employed by us at the time of the spin-off under the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.). Certain of our current and former employees, including Messrs. Messina, Crowl, Tucker and Kaplan and Ms. Ruggieri were not participants in the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.) and are not participants in the PHH Corporation Pension Plan.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
William F. Brown	PHH Corporation Pension Plan	14.9	251,535	—
Richard J. Bradfield	PHH Corporation Pension Plan	8.0	18,804	—

(1)
The number of years of credited service shown in this column is calculated based on the actual years of service through December 31, 1999.

(2)
The valuation included in this column have been calculated as of December 31, 2014 as described in Note 11, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2014 Annual Report.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

        The following table sets forth the estimated payments and benefits payable to the NEOs that were employed by us on December 31, 2014, pursuant to the terms of any contract, agreement, plan or arrangement that existed as of December 31, 2014, and that provided for payments and benefits following, or in connection with, a termination of the NEO's employment, including by voluntary termination with or without good reason, involuntary termination not for cause, involuntary termination for cause, retirement, death, disability, or a change in control with or without a termination of the NEO's employment. For purposes of calculating the amounts in the table below, we have assumed that the termination or change in control event took place on December 31, 2014, as required by SEC rules. For purposes of calculating the value of any equity based awards in accordance with the SEC rules, we used the closing price of our common stock on December 31, 2014, or $23.96 per share. See the discussion that follows the table for additional information regarding these estimated payments and benefits.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
Name and Description of Potential Payments	Voluntary Termination without Good Reason	Involuntary Termination Not for Cause or Voluntary Termination for Good reason	Involuntary Termination for Cause	Change in Control without Termination	Change in Control with Termination	Death	Disability	Retirement
Glen A. Messina
Severance (base salary)	—	$1,900,000	—	—	$1,900,000	—	—	—
Severance (MIP)	—	—	—	$1,425,000	$1,425,000	—	—	—
Discretionary Severance*	—	$1,425,000	—	—	—	$1,425,000	$1,425,000	—
Acceleration of Stock Awards	—	$2,364,533	—	$4,886,331	$8,115,000	$11,058,439	$11,058,439	—
Acceleration of Option Awards	—	$364,367	—	$4,412,511	$4,412,511	$4,624,734	$4,624,734	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$42,704	—	—	$42,704	—	—	—

Total	$0	$6,113,604	$0	$10,723,842	$15,912,215	$17,108,173	$17,108,173	$0

Robert B. Crowl
Severance (base salary)	—	$500,000	—	—	$500,000	—	—	—
Severance (MIP)	—	—	—	$625,000	$625,000	—	—	—
Discretionary Severance*	—	$625,000	—	—	—	$625,000	$625,000	—
Acceleration of Stock Awards	—	$1,056,561	—	$293,246	$3,368,626	$3,368,626	$3,368,626	—
Acceleration of Option Awards	—	$73,057	—	$285,637	$285,637	$330,616	$330,616	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$19,954	—	—	$19,954	—	—	—

Total	$0	$2,291,572	$0	$1,203,883	$4,816,217	$4,324,242	$4,324,242	$0

David E. Tucker**
Severance (base salary)	—	$1,176,000	—	—	—	—	—	—
Severance (MIP)	—	—	—	—	—	—	—	—
Discretionary Severance*	—	$2,039,625	—	—	—	—	—	—
Acceleration of Stock Awards	—	$1,251,437	—	—	—	—	—	—
Acceleration of Option Awards	—	$1,362,637	—	—	—	—	—	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	—	—	—	—	—	—	—
Health Insurance Premiums	—	$42,704	—	—	—	—	—	—

Total	$0	$5,872,403	$0	$0	$0	$0	$0	$0

William F. Brown
Severance (base salary)	—	$395,000	—	—	$395,000	—	—	—
Severance (MIP)	—	—	—	$335,750	$335,750	—	—	—
Discretionary Severance*	—	$335,750	—	—	—	$335,750	$335,750	—
Acceleration of Stock Awards	—	$798,057	—	—	$1,379,233	$1,379,233	$1,379,233	—
Acceleration of Option Awards	—	$48,030	—	$67,040	$67,040	$96,061	$96,061	—
Retirement Plans	—	—	—	—	—	—	—	$251,535
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$19,636	—	—	$19,636	—	—	—

Total	$0	$1,613,473	$0	$402,790	$2,213,659	$1,811,044	$1,811,044	$251,535

Richard J. Bradfield
Severance (base salary)	—	$345,000	—	—	$345,000	—	—	—
Severance (MIP)	—	—	—	$258,750	$258,750	—	—	—
Discretionary Severance*	—	$258,750	—	—	—	$258,750	$258,750	—
Acceleration of Stock Awards	—	$739,254	—	—	$1,387,086	$1,387,086	$1,387,086	—
Acceleration of Option Awards	—	$69,207	—	$96,368	$96,368	$138,414	$138,414	—
Retirement Plans	—	—	—	—	—	—	—	$18,804
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$18,937	—	—	$18,937	—	—	—

Total	$0	$1,448,148	$0	$355,118	$2,123,141	$1,784,250	$1,784,250	$18,804

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
Name and Description of Potential Payments	Voluntary Termination without Good Reason	Involuntary Termination Not for Cause or Voluntary Termination for Good reason	Involuntary Termination for Cause	Change in Control without Termination	Change in Control with Termination	Death	Disability	Retirement
Kathryn M. Ruggieri
Severance (base salary)	—	$355,000	—	—	$355,000	—	—	—
Severance (MIP)	—	—	—	$266,250	$266,250	—	—	—
Discretionary Severance*	—	$266,250	—	—	—	$266,250	$266,250	—
Acceleration of Stock Awards	—	$765,703	—	—	$1,229,268	$1,229,268	$1,229,268	—
Acceleration of Option Awards	—	$11,357	—	$13,314	$13,314	$22,714	$22,714	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$5,784	—	—	$5,784	—	—	—

Total	$0	$1,421,094	$0	$279,564	$1,886,616	$1,518,232	$1,518,232	$0

Leith W. Kaplan
Severance (base salary)	—	$300,000	—	—	$300,000	—	—	—
Severance (MIP)	—	—	—	$164,318	$164,318	—	—	—
Discretionary Severance*	—	$164,318	—	—	—	$164,318	$164,318	—
Acceleration of Stock Awards	—	$458,600	—	—	$933,314	$933,314	$933,314	—
Acceleration of Option Awards	—	$17,236	—	$23,707	$23,707	$34,473	$34,473	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$20,335	—	—	$20,335	—	—	—

Total	$0	$977,489	$0	$188,025	$1,458,674	$1,132,105	$1,132,105	$0

*
"Discretionary Severance" reflects severance payments in accordance with the PHH Corporation Tier I Severance Plan.

**
Amounts presented for Mr. Tucker reflect his termination effective January 31, 2015.

        The amounts shown in the table above include estimates of what would be paid to the applicable NEOs upon the occurrence of the specified event. The actual amounts to be paid to the applicable NEOs can only be determined at the time of such event. We have included payments related to the PHH Corporation Pension Plan in the table since this is a frozen plan and is not available to all of our current employees. We have not included payments related to the PHH Corporation Pension Plan in the specified events other than the "Retirement" column, as these payments are not triggered by termination, death or disability of the applicable Named Executive Officer or a change in control. These amounts would be payable to the applicable NEO at some time after the specified event once the minimum retirement age and other PHH Corporation Pension Plan requirements were met. In addition, the table does not include payments of life or disability insurance payable upon the death or disability of the NEOs, as these benefits are available to all employees on the same basis. It is also important to note that all long-term incentive awards granted in November 2013 and thereafter do not automatically result in the settlement of the award and instead include double-trigger requirements in the event of a change in control such that an NEO will only receive accelerated payouts if terminated without cause or upon voluntary resignation for good reason following a change in control.

Potential Payments and Benefits

        Severance.    We provide post termination payments of salary, or severance, to our NEOs under the Tier I Severance Plan in the event of a reduction in our workforce, the elimination or discontinuation of their position, or if employment is terminated by Company without cause. Severance benefits under the Tier I Severance Plan include: salary continuation for either one or two years which runs concurrent with the duration of the non-compete and/or non-solicitation provisions contained in restrictive covenant agreements executed as a condition of participation in the long term incentive program; outplacement assistance services not to exceed $17,000 to be used within 24 months of the separation from employment; and payment of an amount equal to the cost of COBRA coverage during the duration of the restricted covenants.

        Accelerated Vesting of Stock Awards.    All of the stock awards made to our NEOs have been granted under either the 2005 EIP or 2014 EIP and are subject to the vesting and other terms and conditions as set forth in award agreements and the 2005 EIP and 2014 EIP. In the event of a Change in Control, (as expressly defined in the applicable award agreements but if silent, in the 2005 EIP or 2014 EIP), any stock option award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for RSUs and other equity based awards lapse and such equity based awards are deemed fully vested. In addition, any performance conditions imposed with respect to such equity based awards are deemed to be fully achieved. The terms of the PRSU awards that were made as part of the March 2013 LTIP grants contain specific accelerated vesting triggers in the award agreements which are described above in the charts under the "Key Features of the Long-Term Incentive Awards and Link to Shareholder Value Creation" section. As discussed above, our LTIP grants made from and after November 2013 contain double trigger features such that they do not result in automatic vesting upon a change in control.

        The amounts in the above table are calculated using the closing price of our common stock on December 31, 2014, and the number of stock options and RSUs used to calculate the amounts in the table are those unexercisable stock options and unvested RSUs that would become exercisable and vested as a result of the Change in Control event pursuant to SEC rules.

        Retirement Plans.    Messrs. Bradfield and Brown are participants in the PHH Corporation Pension Plan, which is a defined benefit plan adopted as of our spin-off from Cendant Corporation (now known as Avis Budget Group, Inc.) in 2005. The PHH Corporation Pension Plan has been frozen for all participants and no further benefits are accruing under such plan. Participants in the PHH Corporation Pension Plan are entitled to payments in the form of an annuity upon attaining retirement age. The amounts reflected in the table above are based on the estimated present value on December 31, 2014 of the payouts for Messrs. Bradfield and Brown. See the "Pension Benefits" section above for more information.

EQUITY COMPENSATION PLAN INFORMATION

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	2,829,785		$18.16		6,041,996
Equity compensation plans not approved by security holders	—		—		—

Total	2,829,785	(2)	$18.16	(3)	6,041,996

(1)
Equity compensation plans approved by stockholders include the 2014 EIP as approved by our stockholders on May 22, 2014. See also, Note 17, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements included in the 2014 Annual Report for more information.

(2)
Includes 1,532,604 RSUs and 1,297,181 stock options.

(3)
Because there is no exercise price associated with RSUs, RSUs described in Footnote 2 above are not included in the weighted average exercise price calculation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our outstanding common stock by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our Named Executive Officers, by each of our current directors and director nominees and by our current directors and director nominees and our NEOs as a group. As of April 20, 2015, all of our executive officers were NEOs. As of March 27, 2015, there were 51,229,004 shares of our common stock issued and outstanding. See also "Director Compensation" above for additional information concerning the holdings of vested RSUs by our non-employee directors.

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
Principal Stockholders:
Hotchkis and Wiley Capital Management, LLC(2)	6,756,653	13.19%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Pacific Investment Management Company LLC(3)	5,886,652	11.49%
840 Newport Center Drive Newport Beach, CA 92660
T. Rowe Price Associates, Inc.(4)	5,718,866	11.16%
100 E. Pratt Street Baltimore, MD 21202
Dimensional Fund Advisors LP(5)	4,828,187	9.42%
Building One 6300 Bee Cave Road Austin, TX 78746
Citadel GP LLC(6)	4,514,973	8.81%
c/o Citadel LLC 131 S. Dearborn Street, 32nd Floor Chicago, IL 60603
EJF Capital LLC(7)	4,366,934	8.52%
2107 Wilson Boulevard, Suite 410 Arlington, VA 22201
Glenview Capital Management, LLC(8)	3,859,351	7.53%
767 Fifth Avenue, 44th Floor New York, NY 10153
The Vanguard Group(9)	3,163,974	6.18%
100 Vanguard Blvd Malvern, PA 19355
BlackRock, Inc.(10)	2,928,568	5.72%
55 East 52nd St. New York, NY 10022
John S. Osterweis(11)	2,858,667	5.58%
One Maritime Plaza, Suite 800 San Francisco, CA 94111
Directors and Current Named Executive Officers:
Glen A. Messina(12)	450,700	*
Robert B. Crowl(13)	27,377	*
David E. Tucker(14)	193,213	*
William F. Brown(15)	80,037	*
Richard J. Bradfield(16)	18,914	*
Kathryn M. Ruggieri(17)	—	—
Leith W. Kaplan(18)	775	*
Jane D. Carlin(19)(27)	9,904	*
James O. Egan(20)(27)	40,380	*
Thomas P. Gibbons(21)(27)	15,897	*
Allan Z. Loren(22)(27)	24,418	*
Gregory J. Parseghian(23)	25,051	*
Charles P. Pizzi(24)(27)	12,573	*
Deborah M. Reif(25)(27)	24,983	*
Carroll R. Wetzel, Jr.(26)(27)	26,572	*
All Directors and Executive Officers as a Group (15 persons):	950,794	1.83%

*
Represents less than one percent.

(1)
Based upon information furnished to us by the respective stockholders or contained in filings made by the respective stockholders with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under SEC rules. Shares of our common stock beneficially owned by our executive officers and non-employee directors include direct and indirect ownership of shares issued and outstanding, and shares as to which any such person has a right to acquire within 60 days of April 20, 2014. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2015, Hotchkis and Wiley Capital Management, LLC and certain of its affiliates ("Hotchkis") reported aggregate beneficial ownership of 6,756,653 shares of our common stock, representing approximately 13.19% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Hotchkis reported that it possessed sole voting power over 6,245,953 shares and sole dispositive power over 6,756,653 shares. Hotchkis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(3)
Based solely on a Schedule 13G filed with the SEC on February 13, 2015, Pacific Investment Management Company LLC ("PIMCO") reported aggregate beneficial ownership of 5,886,652 shares of our common stock, representing approximately 11.49% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. PIMCO reported that it possessed sole voting power over 5,886,652 shares and sole dispositive power over 5,886,652 shares. PIMCO also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2015, T. Rowe Price Associates, Inc. and certain of its affiliates ("T. Rowe Price") reported aggregate beneficial ownership of 5,718,866 shares of our common stock, representing approximately 11.16% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. T. Rowe Price reported that it possessed sole voting power over 5,697,000 shares and sole dispositive power over 5,718,866 shares. T. Rowe Price also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 5, 2015, Dimensional Fund Advisors LP ("DFA") reported aggregate beneficial ownership of 4,828,187 shares of our common stock, representing approximately 9.42% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. DFA reported that it possessed sole voting power over 4,672,410 shares and sole dispositive power over 4,828,187 shares. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(6)
Based solely on a Schedule 13G/A filed with the SEC on February 17, 2015, Citadel GP LLC and certain of its affiliates ("Citadel") reported aggregate beneficial ownership of 4,514,973 shares of our common stock, representing approximately 8.81% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Citadel reported that it possessed shared voting power over 4,514,973 shares and shared dispositive power over 4,514,973 shares. Citadel also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(7)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2015, EJF Capital LLC and certain of its affiliates ("EJF Capital") reported aggregate beneficial ownership of 4,366,934 shares of our common stock, representing approximately 8.52% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. EJF Capital reported that it possessed shared voting power over 4,366,934 shares and shared dispositive power over 4,366,934 shares. EJF Capital also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(8)
Based solely on a Schedule 13G/A filed with the SEC on February 17, 2015, Glenview Capital Management, LLC and certain of its affiliates ("Glenview") reported aggregate beneficial ownership of 3,859,351 shares of our common stock, representing approximately 7.53% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Glenview reported that it possessed shared voting power over 3,859,351 shares and shared dispositive power over 3,859,351 shares. Glenview also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(9)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2015, The Vanguard Group reported aggregate beneficial ownership of 3,163,974 shares of our common stock, representing approximately 6.18% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. The Vanguard Group reported that it possessed sole voting power over 72,223 shares and sole dispositive power over 3,096,651 shares. The Vanguard Group also reported that it possessed shared dispositive power over 67,323 shares and did not possess shared voting power over any shares beneficially owned.

(10)
Based solely on a Schedule 13G/A filed with the SEC on February 2, 2015, BlackRock, Inc. ("BlackRock") reported aggregate beneficial ownership of 2,928,568 shares of our common stock, representing approximately 5.72% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. BlackRock reported that it possessed sole voting power over 2,785,036 shares and sole dispositive power over 2,928,568 shares. BlackRock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(11)
Based solely on a Schedule 13G filed with the SEC on February 17, 2015, John S. Osterweis and certain affiliates ("Osterweis") reported aggregate beneficial ownership of 2,858,667 shares of our common stock, representing approximately 5.58% of our common stock outstanding as of March 27, 2015, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Osterweis reported that it possessed sole voting power over 2,852,997 shares and sole dispositive power over 2,858,667 shares. Osterweis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(12)
Represents 50,700 shares of our common stock held directly by Mr. Messina and 400,000 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 20, 2015.

(13)
Represents 3,164 shares of our common stock held directly by Mr. Crowl and 24,213 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 20, 2015. Excludes PRSUs granted to Mr. Crowl on June 6, 2012 that will vest only if the Company achieves specified share price targets in the 90 days at the end of the three-year measurement period ending on June 6, 2015. If during that 90 day period, PHH share price averages (i) $30 or higher, then 12,239 shares of common stock will vest, (ii) $25 or higher but less than $30, then 4,079 shares of common stock will vest and (iii) less than $25, then 0 shares of common stock will vest.

(14)
Represents 16,649 shares of our common stock held directly by Mr. Tucker and 176,564 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 20, 2015. Excludes PRSUs granted to Mr. Tucker on June 6, 2012 that will vest only if the Company achieves specified share price targets in the 90 days at the end of the three-year measurement period ending on June 6, 2015. If during that 90 day period, PHH share price averages (i) $30 or higher, then 67,701 shares of common stock will vest, (ii) $25 or higher but less than $30, then 22,566 shares of common stock will vest and (iii) less than $25, then 0 shares of common stock will vest.

(15)
Represents 43,501 shares of our common stock held directly by Mr. Brown and 36,536 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 20, 2015.

(16)
Represents 18,914 shares of our common stock held directly by Mr. Bradfield and 0 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 20, 2015.

(17)
Ms. Ruggieri does not directly own shares of our common stock or have shares underlying stock options that are exercisable within sixty days of April 20, 2015.

(18)
Represents 775 shares of our common stock held directly by Mr. Kaplan and 0 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 20, 2015.

(19)
Represents 8,508 shares of our common stock directly held by Ms. Carlin. Also includes 1,396 shares of our common stock underlying fully vested RSUs held as of April 20, 2015. See Footnote 27 below for further information.

(20)
Represents 38,508 shares of our common stock directly held by Mr. Egan. Also includes 1,872 shares of our common stock underlying fully vested RSUs held as of April 20, 2015. See Footnote 27 below for further information.

(21)
Represents 14,501 shares of our common stock directly held by Mr. Gibbons. Also includes 1,396 shares of our common stock underlying fully vested RSUs held as of April 20, 2015. See Footnote 27 below for further information.

(22)
Represents 23,022 shares of our common stock directly held by Mr. Loren. Also includes 1,396 shares of our common stock underlying fully vested RSUs held as of April 20, 2015. See Footnote 27 below for further information.

(23)
Represents 25,051 shares of our common stock directly held by Mr. Parseghian.

(24)
Represents 11,177 shares of our common stock directly held by Mr. Pizzi. Also includes 1,396 shares of our common stock underlying fully vested RSUs held as of April 20, 2015. See Footnote 27 below for further information.

(25)
Represents 23,587 shares of our common stock directly held by Ms. Reif. Also includes 1,396 shares of our common stock underlying fully vested RSUs held as of April 20, 2015. See Footnote 27 below for further information.

(26)
Represents 25,176 shares of our common stock directly held by Mr. Wetzel. Also includes 1,396 shares of our common stock underlying fully vested RSUs held as of April 20, 2015. See Footnote 27 below for further information.

(27)
As referenced in "Director Compensation" above, directors who elected to receive the equity portion of their Board retainer in RSUs received a grant on March 31, 2015 for first quarter 2015 service, which RSUs immediately vest and settle in shares of common stock upon the termination of service from the Board. These RSUs may not be sold or otherwise transferred for value, and directors have no right to acquire the shares underlying the RSUs prior to the date of their termination of service on the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To our knowledge, based solely upon our review of Forms 3 and 4 that have been filed with the SEC and written representations from our executive officers and directors that no Form 5s were required, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2014, with the exception that in connection with a single transaction for the disposition of unvested RSUs that became subject to settlement solely in cash in connection with the sale of the Fleet business, the related Form 4 for each of Glen A. Messina, William F. Brown, Robert B. Crowl, Kathryn M. Ruggieri and Leith W. Kaplan was filed in an untimely manner.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

        We provide stockholders with the opportunity, under certain circumstances and consistent with our By-Laws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2016 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 22, 2015. Additionally, if our 2015 Annual Meeting of Stockholders is held on May 21, 2015, as expected, any stockholder proposal or director nomination for our 2016 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered "untimely" if it is received by us prior to the close of business on Friday, January 22, 2016, or after the close of business on Friday, February 19, 2016. An untimely proposal may not be brought before or considered at our 2016 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our By-Laws. For more information regarding our procedures for director nominations as set forth in our By-Laws, please refer to "Corporate Governance—Nomination Process and Qualifications for Director Nominees."

        All stockholder proposals and director nominations must be addressed to the attention of our Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING INFORMATION

        Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as "householding" and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

OTHER BUSINESS

        As of April 20, 2015, our Board is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors
William F. Brown Senior Vice President, General Counsel and Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M87140-P62778 ! ! ! ! ! ! ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 3000 LeadenhaLL Road Mount LauReL, nj 08054 PHH CORPORATION 2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. 01) Jane D. Carlin 02) James O. Egan 03) Thomas P. Gibbons 04) Allan Z. Loren 05) Glen A. Messina 1. To elect nine directors, each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Nominees: The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person. 3. To approve an advisory resolution approving the compensation of our named executive officers. 06) Gregory J. Parseghian 07) Charles P. Pizzi 08) Deborah M. Reif 09) Carroll R. Wetzel, Jr. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElECTRONIC DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

M87141-P62778 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2015 Annual Meeting, Proxy Statement and 2014 Annual Report are available at www.proxyvote.com. PHH CORPORATION 2015 Annual Meeting of Stockholders May 21, 2015, 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby (1) acknowledges receipt of the Notice of 2015 Annual Meeting, Proxy Statement and 2014 Annual Report for the 2015 Annual Meeting to be held on May 21, 2015, starting at 10:00 a.m., Eastern Daylight Time at PHH's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) hereby appoints Glen A. Messina and William F. Brown, and each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present and with full power of substitution to vote all shares of common stock of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the 2015 Annual Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the 2015 Annual Meeting and any adjournments or postponements thereof, all in accordance with, and as described in the accompanying Notice of 2015 Annual Meeting. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed and dated proxy card is not returned and received by 11:59 p.m. Eastern Daylight Time on May 20, 2015, the proxies shall not vote such shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side